Exhibit 99.2

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2003

December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$967,185
Marketable securities	4,071
Accounts receivable, less allowance of $124,283	3,495,839
Inventories	6,525,018
Prepaid expenses and other current assets	200,695

Total current assets	11,192,808

Property and equipment, net	4,725,523

OTHER ASSETS:
Goodwill and other intangible assets, net	749,907
Other long-term assets	174,208

Total other assets	924,115

TOTAL ASSETS	$16,842,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,633,263
Accrued employee compensation	1,010,512
Other accrued expenses	541,857
Liabilities from discontinued operations (Note 2)	192,801
Current maturities of long term debt	58,180
Deferred revenue and other current liabilities	97,508

Total current liabilities	3,534,121
LONG-TERM LIABILITIES:
Long term debt, less current maturities	2,271,299
Liabilities from discontinued operations (Note 2)	215,040
Other liabilities	406,777

Total liabilities	6,427,237

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 20,000,000 shares authorized; 6,827,592 issued and outstanding	68,276
Additional paid-in capital	21,888,234
Loan receivable from Director and former CEO (Note 12)	(1,000,000)
Accumulated deficit	(10,541,301)

Total stockholders’ equity	10,415,209

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$16,842,446

The accompanying notes are an integral part of these consolidated financial statements

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

Year Ended December 31, 2003
REVENUE:
Products	$13,607,808
Services	9,687,882

Total revenue	23,295,690

COSTS AND EXPENSES:
Cost of products	7,262,815
Cost of services	7,602,321
Research and development	1,816,273
Selling and marketing	3,282,538
General and administrative	4,345,643

Total operating costs and expenses	24,309,590

Operating loss from continuing operations	(1,013,900)
Interest income	19,391
Interest expense	(291,283)

Loss from continuing operations before income taxes	(1,285,792)
Provision for income taxes	(3,430)

Net loss	$(1,289,222)

Net loss per share, basic & diluted	$(0.19)
Number of shares used to calculate net loss per share, basic and diluted	6,810,660

The accompanying notes are an integral part of these consolidated financial statements

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2003

	Common Stock		Additional Paid-In Capital	Loan to former CEO & Director	Accumulated Deficit	Total Stockholders’ Equity
	Shares	$.01 Par Value
BALANCE, December 31, 2002	6,786,335	$67,863	$21,811,262	—	$(9,252,079)	$12,627,046
Common stock issued in connection with Employee Stock Purchase Plan	12,102	121	24,176	—	—	24,297
Issuance of Common Stock	29,155	292	(292)	—	—	—
Tax benefit of stock options exercised	—	—	53,088	—	—	53,088
Loan receivable from Director/former CEO	—	—	—	(1,000,000)	—	(1,000,000)
Net Loss	—	—	—	—	(1,289,222)	(1,289,222)

BALANCE, December 31, 2003	6,827,592	$68,276	$21,888,234	$(1,000,000)	$(10,541,301)	$10,415,209

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2003

Year Ended December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,289,222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,246,672
Provision for doubtful accounts	8,000
(Gain) on disposal of property and equipment	(548)
Changes in operating assets and liabilities:
Accounts receivable	197,266
Inventories	569,035
Marketable Securities	(4,071)
Prepaid expenses and other current assets	102,701
Tax benefit of stock option exercises	53,088
Other long-term assets	(30,402)
Accounts payable	(337,254)
Accrued employee compensation	112,064
Other accrued expenses	35,035
Deferred revenue	(21,101)
Deferred rent and other liabilities	(186,959)

Net cash provided by operating activities	454,304

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for additions to property and equipment	(110,195)
Proceeds from sale of property and equipment	14,000

Net cash used in investing activities	(96,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	24,297
Pledge of restricted cash as security for loan from bank to Director and former CEO	1,000,000
Conversion of Pledge of Restricted Cash as Security for Loan from Bank to Director to a Loan Receivable from Director and former CEO (Note 12)	(1,000,000)
Repayments of long-term debt	(88,270)

Net cash used in financing activities	(63,973)

INCREASE IN CASH AND CASH EQUIVALENTS:	294,136
Change in cash and cash equivalents used in discontinued operations	(302,600)
Cash and cash equivalents, beginning of year	975,649

Cash and cash equivalents, end of year	$967,185

SUPPLEMENTAL INFORMATION:
Income taxes paid	$3,430
Interest paid	251,396

The accompanying notes are an integral part of these consolidated financial statements

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(1) Business and Significant Accounting Policies

Boston Biomedica, Inc. (“BBI”) and Subsidiaries (together, the “Company”) provide infectious disease diagnostic products, laboratory instrumentation, contract research and specialty infectious disease testing services to the in-vitro diagnostic industry, government agencies, blood banks, hospitals and other health care providers worldwide as of December 31, 2003. The Company also invests in new technologies related to infectious diseases. The Company is subject to risks common to companies in the biotechnology, medical device and diagnostic industries, including but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with governmental regulations.

As of December 31, 2003, the Company had approximately $7,659,000 in working capital, and had cash and cash equivalents of $967,185 as of December 31, 2003, compared to cash and cash equivalents of $975,649, excluding restricted cash of $1,000,000 at December 31, 2002. In January 2003, the $1,000,000 of restricted cash pledged to a financial institution to secure the Company’s limited guaranty of a loan from the financial institution to an entity controlled by Richard T. Schumacher, the Company’s former Chairman and Chief Executive Officer, was used to satisfy the Company’s guaranty obligation to the financial institution as discussed further below. The Company has experienced an operating loss from continuing operations of $1,014,000 and positive cash flow from operations totaling $454,000 for the year ended December 31, 2003. It is anticipated there may be additional future working capital requirements in connection with PCT BarocyclerTM sales and marketing activities as this segment of the business continues to experience lower than expected product sales since commercial launch in September 2002 associated with a longer than expected selling cycle. Management has met its recent historical cash flow needs by managing its working capital and utilizing proceeds from the February 2001 sale of one of its business segments. It plans to manage its future liquidity needs through cost reductions and additional selling initiatives; see also Note 13 of Notes to Consolidated Financial Statements hereunder for additional information relative to a line of credit agreement entered into by the Company in February 2004.

Based on current forecasts and the February 2004 establishment of a line of credit as discussed further in Note 13 of Notes to Consolidated Financial Statements hereunder, management believes the Company has sufficient liquidity to finance operations for the next twelve months. Management’s forecasts involve assumptions that could prove to be incorrect. If the Company continues to incur operating losses or resumes incurring negative cash flows, it may need to raise additional funds. There can be no assurance that these funds will be available when required on terms acceptable to the Company, if at all. If adequate funds are not available when needed, the Company may be required to further reduce its fixed costs and delay, scale back, or eliminate certain of its activities, any of which could have a material adverse long term effect on its business, financial condition and results of operations. The Company is considering various sources of additional financing, including but not limited to, sale of business segments, strategic alliances and private placements of debt or equity securities. On October 25, 2002, the Company retained an investment banking firm to advise the Company in the evaluation of strategic opportunities aimed at increasing shareholder value and liquidity by increasing the capital needed for growth; their engagement continues at this date.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

Significant accounting policies followed in the preparation of these consolidated financial statements are as follows:

(i) Principles of Consolidation

The consolidated financial statements include the accounts of BBI (which includes BBI Diagnostics) and its wholly-owned subsidiaries, BBI Biotech Research Laboratories, Inc. (“BBI Biotech”), BBI Source Scientific, Inc. (“BBI Source”), and BBI BioSeq, Inc. (“BBI BioSeq”). BBI consists primarily of the Diagnostic Products segment as well as the executive corporate office. Effective January 2000, all of the Company’s technology related to its drug discovery and vaccine programs, consisting primarily of patents and related sponsored research agreements, was transferred to Panacos Pharmaceuticals, Inc. (“Panacos”), a former wholly-owned subsidiary that the Company formed in October 1999. In November 2000 and in February 2002, Panacos sold equity to third party investors, reducing the Company’s ownership to approximately 16%, which is held in non-voting preferred stock. As a result, the Company no longer consolidates the results of Panacos. As of November 14, 2000, the Company’s investment in Panacos was zero and the Company is no longer required to fund Panacos’s operations. Therefore, no further losses of Panacos will be recorded by the Company.

In February 2001, the Company sold the business and certain assets and liabilities of BBI Clinical Laboratories, Inc. (“BBICL”) to a third party in conjunction with its decision to exit the clinical laboratory business segment. In accordance with the provisions of APB No. 30, concerning the reporting of the effects of disposal of a segment of a business, the Company classified the results of BBICL as discontinued operations in the accompanying consolidated statements of operations.

(ii) Use of Estimates

To prepare the financial statements in conformity with generally accepted accounting principles, management is required to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In addition, significant estimates were made in determining the gain on the disposition of the Company’s discontinued operations including post-closing adjustments, in estimating future cash flows to quantify impairment of assets, in determining the ultimate cost of abandoning a lease (associated with discontinued operations) at a facility no longer being utilized, in estimates regarding the collectability of accounts receivable, realizability of loans made to employees including sufficiency of collateral, deferred tax assets, the net realizable value of its inventory, as well as an estimate for remaining liabilities associated with discontinued operations.

On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from the estimates and assumptions used by management.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(iii) Revenue Recognition

We recognize revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 103, Update of Codification of Staff Accounting Bulletins (“SAB 103”). Revenue is recognized when realized or earned when all the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred and risk of loss has passed; the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

Product revenue is generally recognized upon shipment of the products. The Company will occasionally recognize revenue on a bill and hold basis after completion of manufacture for specific orders at the request of the customer. Bill and hold sales transactions are entered into after consideration of customer needs and capabilities relating to freezer capability to store biological substances at required temperatures. All bill and hold transactions meet specified revenue recognition criteria that include:

•	The risk of ownership has passed to the customer;

•	The customer has a fixed commitment to purchase the goods;

•	The customer, not the Company, has requested the transaction to be on a bill and hold basis;

•	There is a fixed schedule for delivery of the goods;

•	We do not retain any specific performance obligations such that the earnings process is not complete;

•	The ordered goods are segregated from our inventory and not subject to being used to fill other orders; and

•	The goods must be complete and ready for shipment.

The Company also considers the following prior to recognizing revenue:

•	The transaction is subject to normal billing and credit terms for the specific customer;

•	The Company’s past experience with the pattern of bill and hold transactions;

•	Whether the customer has the expected risk of loss in the event of a decline in the market value of the goods;

•	Whether our custodial risks are insurable and insured;

•	Whether APB 21, pertaining to the need for discounting the related receivables, is applicable; and

•	Whether extended procedures are necessary in order to ensure that there are no exceptions to the customer’s commitment to accept and pay for the goods.

Total revenue related to bill and hold transactions was approximately $622,000 for the year ended December 31, 2003. Revenue from service contracts is earned as the related services are performed. Revenue arrangements where multiple products or services are sold together

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

under one contract are evaluated to determine if each element represents a separate earnings process. In the event that an element of such multiple element arrangement does not represent a separate earnings process, revenue from this element is recognized over the term of the related contract in accordance with EITF Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Services are recognized as revenue upon completion of tests for laboratory services. Revenue from service contracts and research and development contracts for the Company’s laboratory instrumentation business is recognized as the service and research and development activities are performed under the terms of the contracts.

Revenue under long-term contracts, generally lasting from one to five years, including funded research and development contracts, is recorded when costs to perform such research and development activities are incurred. Billings under long-term contracts are generally at cost plus a predetermined profit. Billings occur as costs associated with time and materials are incurred. Customers are obligated to pay for such services, when billed, and payments are non-refundable. On occasion, certain customers make advance payments that are deferred until revenue recognition is appropriate. Total revenue related to long-term contracts was approximately $5,855,000 for the year ended December 31, 2003. Total contract costs associated with these agreements were approximately $5,458,000 for the year ended December 31, 2003. Included in the revenue recognized under long-term contracts are certain unbilled receivables representing additional indirect costs, which are allowed under the terms of the respective contracts. Unbilled receivables were $30,000 at December 31, 2003.

During the fiscal year 2003, the combined revenues from all branches of the National Institutes of Health, a United States Government agency, accounted for approximately 25% of total consolidated revenues from continuing operations of the Company. Additional future revenues originating from various branches of the National Institutes of Health is subject to possible future changes in government funding levels.

(iv) Cash and cash equivalents

The Company’s policy is to invest available cash in short-term, investment grade, interest-bearing obligations, including money market funds, municipal notes, and bank and corporate debt instruments. Securities purchased with initial maturities of three months or less are valued at cost plus accrued interest, which approximates fair market value, and are classified as cash equivalents. At December 31, 2003, the Company had cash and cash equivalents of $967,185.

(v) Research and Development Costs

Research and development costs, which are comprised of costs incurred in performing research and development activities including wages and associated employee benefits, facilities and overhead costs, are expensed as incurred.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(vi) Inventories

Inventory is valued at the lower of cost or market. Certain factors may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, changes in product mix strategy, new product introductions and significant changes to our cost structure. In addition, estimates of reserves are made for obsolescence based on the current product mix on hand and its expected net realizability. If actual market conditions are less favorable or other factors arise that are significantly different than those anticipated by management, additional inventory write-downs or increases in obsolescence reserves may be required. We treat lower of cost or market adjustments and inventory reserves as an adjustment to the cost basis of the underlying inventory. Accordingly, favorable changes in market conditions are not recorded to inventory in subsequent periods.

(vii) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. For financial reporting purposes, depreciation is recognized using the straight-line method, allocating the cost of the assets over their estimated useful lives ranging from five to ten years for certain manufacturing and laboratory equipment, from three to five years for management information systems and office equipment, three years for automobiles and thirty years for the building. Leasehold improvements are amortized over the shorter of the life of the improvement or the remaining life of the leases, which range from four to ten years. Upon retirement or sale, the cost and related accumulated depreciation of the asset are removed from the accounting records. Any resulting gain or loss is credited or charged to income. Depreciation on PCT demonstration units is allocated over the expected useful life of two years.

(viii) Goodwill and Intangible Assets

The Company has classified as intangible assets, costs associated with the fair value of certain assets of the businesses acquired. Intangible assets such as patents, licenses, and intellectual property rights, are being amortized on a straight-line basis over four to sixteen years. Goodwill was amortized through December 31, 2001, using the straight-line method over periods ranging up to fifteen years; accumulated amortization was $510,500 as of December 31, 2001. In June 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”. The Company adopted SFAS No. 142 effective January 1, 2002. Under SFAS No. 142, amortization of goodwill ceased and the Company assesses the realizability of these assets annually and whenever events or changes in circumstances indicate it may be impaired. Such events or circumstances generally include the occurrence of operating losses or a significant decline in earnings associated with one or more of the Company’s reporting units. The Company estimates the fair value of its reporting units by using forecasts of discounted cash flows. When impairment is indicated, any excess of carrying value over fair value is recorded as a loss. An impairment analysis of remaining goodwill performed as of December 31, 2003 pursuant to the requirements of that accounting pronouncement concluded no impairment had occurred; see Note 5.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(ix) Long-Lived Assets and Deferred Costs

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and records the impairment as a reduction in the carrying value of the related asset and a charge to operating results. While the Company’s current and historical operating losses and cash flow are indicators of impairment, the Company completed an annual test for impairment at December 31, 2003 and determined that such long-lived assets was not impaired. Deferred costs include primarily external legal costs associated with the Company’s efforts in obtaining long term financings, such as a mortgage and a line of credit. These costs are amortized to expense on a straight line basis over the life of the related financing agreements.

(x) Income Taxes

The Company utilizes the assets and liability method of accounting for income taxes. Under this method, deferred taxes arise from temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided for net deferred tax assets if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Tax credits are recognized when realized using the flow through method of accounting. In the year ended December 31, 2000, the Company established a full valuation allowance for all of its deferred tax assets based on applicable accounting standards and in consideration of incurring three consecutive years of losses (see Note 9).

(xi) Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally cash and cash equivalents, and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company’s total cash and cash equivalents at December 31, 2003, are deposited in financial institutions in which deposits are insured under the Federal Deposit Insurance Corporation (up to the level required by law of $100,000 per depositor); in addition, one financial institution provides additional insurance for all funds on deposit via the Depositors Insurance Fund, the latter being a private, industry-sponsored deposit insurance company. The Company limits credit risk in cash equivalents by investing only in short-term, money market accounts. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales (see Note 6). The Company does not require collateral from its customers. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

(xii) Deferred Revenue

Deferred revenue consists of payments received from customers in advance of services performed.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(xiii) Computation of Earnings (Loss) per Share

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average common shares outstanding plus additional common shares that would have been outstanding if dilutive potential common shares had been issued. For purposes of this calculation, stock options are considered common stock equivalents in periods in which they have a dilutive effect. Options and warrants that are antidilutive are excluded from the calculation.

Potentially dilutive securities having a net effect of 6,692 common shares were not included in the computation of diluted loss per share because to do so would have been antidilutive for the yearsended December 31, 2003. For the year ended December 31, 2003, options outstanding having exercise prices greater than the average fair market price of common shares totaled 902,125.

(xiv) Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Disclosures required by this new standard are included in Note 6 of Notes to Consolidated Financial Statements hereunder.

(xv) Recent Accounting Standards

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Standard is effective for contracts entered into or modified after June 30, 2003. The application of SFAS No. 149 has not had a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Standard is effective for financial instruments entered into or modified after May 31, 2003. The application of SFAS No. 150 has not had a material effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51.” The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

through voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (a) the equity investors (if any) do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Company is required to apply FIN No. 46 to all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the Company is required to apply FIN No. 46 on July 1, 2003. The adoption of this pronouncement in year 2003 did not have a material impact on the accompanying consolidated financial statements.

(xvi) Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), requires that companies either recognize compensation expense for grants of stock options and other equity instruments based on fair value or provide pro forma disclosure of net income (loss) and net income (loss) per share in the notes to the financial statements. At December 31, 2003, the Company has six stock-based compensation plans, which are described more fully in Note 12. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, no compensation cost has been recognized under SFAS 123 for the Company’s employee stock option plans.

Had compensation cost for awards under those plans been determined based on the grant date fair values, consistent with the method required under SFAS 123, the Company’s net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:

2003
Net loss - as reported	$(1,289,222)
Add back: Stock-based compensation in net loss, as reported	—
Deduct: Stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(496,040)

Net Loss - pro forma	$(1,785,262)

Basic and Diluted net loss per share - as reported	$(0.19)
Basic and Diluted net loss per share - pro forma	$(0.26)

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123).

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement.

The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2003:

2003
Risk-free interest rate	2.96%
Volatility factor	78.42%
Weighted average expected life	5.72
Expected dividend yield	—

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.

(2) Disposition of Assets

In December 2000, the Company made a decision to exit the clinical laboratory testing services segment and in February 2001, BBI Clinical Laboratories, Inc., a wholly-owned subsidiary of the Company, sold the business and certain assets and liabilities of its clinical laboratory business to a third party for an adjusted purchase price of $8,958,000. The escrow account was terminated in December 2001 by mutual agreement between the buyer and the Company, resulting in approximately $358,000 being received by the Company from the escrow account. The Company retained certain other assets and liabilities of BBICL, primarily property, plant and equipment, together with the facility lease subsequent to the closing date; see also Note 13 of Notes to Consolidated Financial Statements hereunder. The Company wrote down all of the retained assets not otherwise redistributed to other business units to their estimated net realizable value. In accordance with a transition services agreement, the Company operated the business until December 2001; substantially all costs associated with operating the business subsequent to the closing date were borne by the purchaser.

The Company’s estimate of remaining short and long term accrued liabilities to exit the clinical laboratory testing business is $408,000 as of December 31, 2003. The major component of this accrual is the estimated lease exit and facility related costs ($308,000), with the remainder for other miscellaneous costs associated with exiting this business segment; see also Note 13 of Notes to Consolidated Financial Statements hereunder. The Company recorded an after-tax gain

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

of $4,334,000 in 2001, and an additional $225,000 gain in 2002; the gain may be subject to future adjustments as the Company completes the process of exiting this business and permanently closing the facility. The remaining closing costs include an estimate to dispose of any remaining assets and retire all existing liabilities including the facility lease as of December 31, 2003. The Company utilized in 2001 certain prior period net operating loss carryforwards, previously reserved for by the Company, to partially offset the income tax effect of this gain.

A summary of the change in total short term and long term net liabilities from discontinued operations is as follows:

Total short term and long term net liabilities from discontinued operations, 12/31/02:	$710,441
State income taxes, net	(7,051)
Third party audits	(81,344)
Facility Lease and associated costs	(196,123)
Other expenses, net	(18,082)

Total short term and long term net liabilities from discontinued operations, 12/31/03:	$407,841

(3) Inventories

The Company purchases human plasma and serum from various private and commercial blood banks. Upon receipt, such purchases generally undergo comprehensive testing, and associated costs are included in the value of raw materials. Most plasma is manufactured into Basematrix and other diagnostic components to customer specifications. Plasma and serum with the desired antibodies or antigens are sold or manufactured into Quality Control Panels, Accurun® External Run Controls, and reagents (“Finished Goods”). Panels and reagents are unique to specific donors and/or collection periods, and require substantial time to characterize and manufacture due to stringent technical specifications. Panels play an important role in diagnostic test kit development, licensure and quality control. Panels are manufactured in quantities sufficient to meet expected user demand, which may exceed one year. Inventory also includes component parts used in the manufacture of laboratory instrumentation and commencing in 2002, PCT products. Inventory balances at December 31, 2003 consisted of the following:

2003
Raw materials	$3,549,826
Work-in-process	1,124,883
Finished goods	1,850,309

$6,525,018

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(4) Property and Equipment

Property and equipment at December 31, 2003 consisted of the following:

2003
Laboratory and manufacturing equipment	$3,415,224
Management information systems	3,587,432
Office equipment	937,336
Automobiles	145,520
PCT demonstration equipment	210,536
Leasehold improvements	2,896,731
Land, building and improvements (1)	2,690,913

13,883,692
Less accumulated depreciation and amortization	9,158,169

Net book value	$4,725,523

(1)	includes the Company’s West Bridgewater, MA facility, which serves as collateral to an existing mortgage; see Note 7 “Debt”.

Depreciation and amortization expense for the year ended December 31, 2003 was approximately $1,197,000.

At December 31, 2003, BBI Source, BBI Biotech and BBI Diagnostics had approximately $374,000, $1,338,000 and $2,560,000 in fully depreciated assets still in use, respectively.

In accordance with Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalized approximately $448,000 of internal labor and related costs, in 1999, in connection with its ERP System Implementation. These costs are included in the Management Information Systems line item and are being depreciated over the same life as the system, 5 years. Annual depreciation expense related to these capitalized costs was approximately $90,000 for the year ended December 31, 2003.

(5) Goodwill and Other Intangible Assets

Other intangible assets consist of specifically identified intangible assets. Goodwill is the excess of any purchase price over the estimated fair market value of net tangible assets acquired not allocated to specific intangible assets. Goodwill and other intangible assets at December 31, 2003 consisted of the following:

2003
Patents, Licenses and Other Intangibles	$778,156
Less accumulated amortization	(255,333)

subtotal - other intangible assets excluding goodwill	522,823

Goodwill	737,584
Less accumulated amortization	(510,500)

subtotal - net goodwill	227,084

Total net goodwill and other intangible assets	$749,907

Included in intangible assets as of December 31, 2003 is $227,084 of goodwill associated with BBI Source Scientific, Inc. Amortization expense of other intangible assets for the year

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

ended December 31, 2003 was approximately $49,000. The net book value of the remaining other intangible assets excluding goodwill, as of December 31, 2003 is comprised of approximately $523,000 of acquired PCT patents which is being amortized to expense on a straight line basis at the rate of $48,635 per year over the remaining useful life. The estimated annual future amortization expense of other intangible assets excluding goodwill is as follows:

2004	$48,635
2005	$48,635
2006	$48,635
2007	$48,635
2008	$48,635
2009 and thereafter	$279,648

On July 9, 2003, the Company announced that Mr. Schumacher, the Company’s former Chairman and Chief Executive Officer, agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company’s PCT and BBI Source Scientific activities, and the Company’s ownership interest in Panacos Pharmaceuticals, Inc. As part of this engagement, Mr. Schumacher is expected to reevaluate the ongoing business prospects for both the Laboratory Instrumentation segment and PCT activities. On February 9, 2004, the Company announced it has extended until December 31, 2004 the Executive Consultant Agreement it has with Mr. Schumacher. Under the terms of the Agreement, Mr. Schumacher will continue in an advisory role directing the Company’s Pressure Cycling Technology (PCT) and BBI Source Scientific activities. PCT is the Company’s novel and patent protected technology that uses cycles of hydrostatic pressure to control biomolecular interactions; BBI Source Scientific, Inc. is the Company’s laboratory instrumentation subsidiary, which developed and manufactures the PCT BarocyclerTM instrument. Using the assumptions associated with revised business plans, the Company has estimated future net undiscounted cash inflows and cash outflows. In 2002, the Company adopted SFAS 142; the Company performed an initial test for impairment upon the adoption of SFAS No. 142 at June 30, 2002, and determined that goodwill was not impaired. The Company completed an annual test for impairment at December 31, 2003 and has determined that goodwill has not been impaired.

(6) Segment Reporting and Related Information (all dollar amounts in thousands)

Operating segments are components of an enterprise for which separate financial information is available that is evaluated regularly by senior management in deciding how to allocate resources and in assessing the performance of each segment. The Company is organized along legal entity lines and senior management regularly reviews financial results for all entities, focusing primarily on revenue and operating income.

The Company had four operating segments as of December 31, 2003 as a result of its decision in late 2000 to exit the clinical laboratory segment of the business. The Diagnostics segment serves the worldwide in vitro diagnostics industry, including users and regulators of their test kits, with quality control products, and test kit components. The Biotech segment

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

pursues third party contracts to help fund the development of products and services for the other segments, primarily with agencies of the United States Government. The Laboratory Instrumentation segment (BBI Source Scientific, Inc.) sells diagnostic instruments primarily to the worldwide in vitro diagnostic industry on an OEM basis, and also performs in-house instrument servicing. The PCT segment consists of research and development primarily in pressure cycling technology (“PCT”). The Company performs research in the development of PCT, with particular focus in the areas of nucleic acid purification and pathogen inactivation. The Company announced the availability for commercial sale of its PCT products in late September of 2002. PCT Revenue to date consists primarily of both private and public (NIH) funding of segment research and, commencing in late 2002, from the sale of PCT products. Most of the expenditures incurred by this segment are for research and development expenses, and general management expenses including patent costs.

The Company’s underlying accounting records are maintained on a legal entity basis for government and public reporting requirements, as well as for segment performance and internal management reporting. Inter-segment sales are recorded on a “third party best price” basis and are significant in measuring segment operating results. The following segment information has been prepared in accordance with the internal accounting policies of the Company, as described above.

Operating segment revenues for the year ended December 31, 2003 was as follows:

2003
Diagnostics	$12,097
Biotech	9,667
Laboratory Instrumentation	1,799
PCT	674
Eliminations	(941)

Total revenue	$23,296

Operating segment income (loss) for the year ended December 31, 2003 was as follows:

2003
Diagnostics	$1,704
Biotech	(274)
Laboratory Instrumentation	(892)
PCT	(1,552)

Total loss from operations	$(1,014)

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

Operating segment depreciation and amortization expense for the year ended December 31, 2003 was as follows:

2003
Diagnostics	$500
Biotech	538
Laboratory Instrumentation	71
PCT	138

Total depreciation and amortization	$1,247

Identifiable operating segment assets are all located in the United States, and as of December 31, 2003 was as follows:

2003
Corporate	$1,277
Diagnostics	9,447
Biotech	3,903
Laboratory Instrumentation	1,234
PCT	981

Total assets	$16,842

Operating segment capital expenditures for the year ended December 31, 2003 was as follows:

2003
Diagnostics	$35
Biotech	45
PCT	30

Total capital expenditures	$110

Revenues by geographic area for the year ended December 31, 2003 was as follows:

2003
United States	$18,624
Europe	2,680
Pacific Rim	1,225
Total all others	767

Total	$23,296

Revenues of Product and Service classes in excess of 10% of consolidated revenues from continuing operations (excluding inter-segment sales) for the year ended December 31, 2003 was as follows:

2003
Quality Control Products	$10,055
Government Contracts	8,667
Diagnostic Components	1,898
Laboratory Instrument Products	1,524

The government contract revenues are from United States government agencies, primarily various branches of the National Institutes of Health (NIH) and represent the only customer with

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

revenue in excess of 10% of consolidated revenue in the year ended December 31, 2003. During the fiscal year 2003, the combined revenues from all branches of the NIH accounted for approximately 25% of total consolidated revenues from continuing operations of the Company.

(7) Debt

On April 5, 2000, the Company borrowed $2,447,000, net of related costs, under a mortgage agreement on its West Bridgewater, MA facility, of which approximately $2,315,000 remains outstanding as of December 31, 2003. The Company used the funds to reduce the outstanding balance of its existing line of credit. The principal amount of the note issued in connection with the mortgage is due on March 31, 2010. During the first five years the note carries an interest rate of 9.75%; after five years the rate charged will be .75% greater than the Corporate Base Rate then in effect. The mortgage precludes the payment of dividends on the Company’s common stock and contains certain other restrictive covenants. Under this mortgage agreement the Company is subject to certain financial covenants. The Company failed to meet this debt service coverage covenant for the year ended December 31, 2003, however the financial institution has notified the Company of its intent to waive this default. Monthly payments on this mortgage are based on a 20 year amortization schedule with a balloon payment representing the remaining balance due in full on March 10, 2010. The mortgage is collateralized by the Company’s West Bridgewater, MA facility, which has a net book value of $2,045,000 at December 31, 2003. Future principal payments due on the Company’s mortgage agreement are approximately $54,000, 62,000, $69,000, $76,000 and $84,000 for each of the years ended December 31, 2004, 2005, 2006, 2007, and 2008, respectively.

(8) Retirement Plan

In January 1993, the Company adopted a retirement savings plan for its employees, which has been qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the plan through payroll deductions within statutory limitations and subject to any limitations included in the plan. Company contributions are made at the discretion of management. As of December 31, 2001, no such contributions had been made, however, commencing in 2002, the Company formally adopted and implemented a limited matching contribution program. During 2003, the Company recognized administrative expense of approximately $21,000 in connection with the plan.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(9) Income Taxes

The components of the provision for income taxes from continuing operations are as follows:

2003
Current provision: federal	$—
Current provision: state	3,430

Total current provision	3,430
Deferred provision: federal	—
Deferred provision: state	—

Total deferred provision	—

Total provision for income taxes from continuing operations	$3,430

Significant items making up deferred tax liabilities and deferred tax assets were as follows:

2003
Current deferred taxes:
Inventory	$311,889
Accounts receivable allowance	49,639
Technology licensed	209,352
Other accruals	234,218
Less: valuation allowance	(805,098)

Total current deferred tax assets	—

Long term deferred taxes:
Accelerated tax depreciation	239,156
Goodwill and intangibles	418,372
Tax credits	450,960
Operating loss carryforwards	2,562,139
Less: valuation allowance	(3,670,627)

Total long term deferred tax assets (liabilities), net	—

Total net deferred tax assets	$—

A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Accordingly, a valuation allowance has been established for the full amount of the deferred tax assets due to the uncertainty of realization.

The Company had net operating loss carryforwards for federal income tax purposes of approximately $5,400,000 at December 31, 2003. These net operating loss carryforwards expire at various dates from 2011 through 2023. Included in this number are remaining loss carryforwards of approximately $1,350,000 that were obtained through the acquisition of BioSeq, Inc. These carryforwards expire from 2011 through 2018. The Company had net operating loss carryforwards for state income tax purposes of approximately $11,700,000 at December 31, 2003. These net operating loss carryforwards expire at various dates from 2004 through 2023. Included in this number are loss carryforwards of approximately $2,000,000 that were obtained through the acquisition of BioSeq, Inc. These carryforwards expire from 2011 through 2018.

As of December 31, 2003, the Company had approximately $78,000 of alternative minimum tax credits, which do not expire, and $372,000 of federal research credits, which expire

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

from 2010 to 2023. Included in the net operating loss and credit carryforwards discussed above is a deferred tax asset of approximately $265,000 reflecting the benefit of deductions from the exercise of stock options ($53,088 was utilized in year 2003 in conjunction with the filing of prior year state income tax returns and was recorded to additional paid-in capital). Any future benefits from this deferred tax asset will be recorded to additional paid-in capital when realized.

The Company’s effective income tax rate from continuing operations for the year ended December 31, 2003 differs from the statutory federal income tax rate as follows:

2003
Federal tax (benefit) provision rate	(34%)
State tax (benefit) provision, net of federal benefit	(4%)
Non-cash deductions and other permanent items, net	1%
Valuation allowance	37%

Effective income tax (benefit) provision rate from continuing operations	0%

The Company’s federal income tax returns for fiscal years 1997 and 1998 were examined by the Internal Revenue Service. The Company agreed to a settlement of the audit covering these years. The final computation of the assessment due, including the effect on the associated state income tax returns for those years, did not have an adverse effect on the accompanying consolidated financial statements as the Company utilized certain net operating loss carryforwards and carrybacks to offset the federal income tax assessment.

(10) Commitments and Contingencies

Leases

The Company leases certain office space, repository, research and manufacturing facilities under operating leases with various terms through October 2007. The real estate leases for facilities located in Maryland include renewal options at either market or increasing levels of rent; see also Note 13 of Notes to Consolidated Financial Statements hereunder. The Company leases 27,000 square feet of space in Garden Grove, California where its BBI Source business unit manufactures laboratory instruments. The lease for this facility expires January 31, 2005 and there is currently no extension or renewal option. In May 2000, the Company acquired laboratory equipment pursuant to a three-year capital lease at 12% financing, resulting in total payments of approximately $115,000 over the life of the lease agreement; this lease expired in June 2003. Rent expense was $1,179,000 for the year ended December 31, 2003.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

At December 31, 2003, future minimum lease payments under non-cancelable leases, excluding discontinued operations, is as follows:

Year Ended	Operating Leases
2004	$1,229,000
2005	961,000
2006	933,000
2007	541,000
2008 and thereafter	—

Total minimum lease payments	$3,664,000

In addition, as discussed further in Note 2, as of December 31, 2003, the Company was subject to future minimum facility lease payments in connection with the discontinued operations of its clinical laboratory segment of $161,000 and $94,000 in 2004 and 2005, respectively. The Company included an estimate of this remaining lease commitment in 2001 as part of the calculation of the gain on the sale of certain assets from the clinical laboratory segment; see also Note 13 of Notes to Consolidated Financial Statements.

The Company’s California and Maryland facility leases include scheduled base rent increases over the term of the lease. The amount of base rent payments is charged to expense using the straight-line method over the term of the lease. As of December 31, 2003, the Company has recorded a long-term liability of $306,000, ($330,000 including the current portion), respectively to reflect the excess of rent expense over cash payments since inception of the lease. In addition to base rent, the Company pays a monthly allocation of the operating expenses and real estate taxes for the California and Maryland facilities. See also Note 13 of Notes to Consolidated Financial Statements hereunder.

Royalty Commitments

The Company acquired in 1998 all the remaining common stock outstanding of BioSeq Inc., a development stage company involved with PCT. In accordance with the provisions of a technology transfer agreement assumed in the transaction, the Company is obligated to pay a 5% royalty on net sales until March 2016 of future sales by the Company utilizing PCT. The Company announced the availability of its PCT products for commercial sale in the latter part of year 2002. Minimum royalty payment requirements ceased in the fourth quarter of 2003 in accordance with contractual provisions.

Guarantees

See Note 12 hereunder for further discussion of the Company’s limited guaranty and pledge agreement of a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate original amount of $2,418,000 from the financial institution to an entity controlled by the former Chief Executive Officer of the Company; this guarantee was met in January 2003. In addition, BBI Clinical Laboratories, Inc., a discontinued operation, operated from a 15,000 square foot facility in New Britain CT pursuant to a lease which expires in July 2005 and which was guaranteed by the Company. In connection with the

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

Company’s decision to exit this business segment, the Company has assumed the obligation to make the remaining lease payments, which is included in the Company’s estimate of remaining liabilities associated with discontinued operations. See Notes 2 and 13 of Notes to Consolidated Financial Statements.

Indemnifications

In conjunction with certain transactions, the Company has agreed to indemnify the other parties with respect to certain liabilities related to the operation of the business. The scope and duration of such indemnity obligations vary from transaction to transaction. Where appropriate, an obligation for such indemnifications is recorded as a liability. Generally, a maximum obligation cannot be reasonably estimated. Other than obligations recorded as liabilities at the time of divestiture, historically the Company has not made significant payments for these indemnifications. The Company believes the estimated fair value of these agreements is minimal. Any indemnification agreements are grandfathered under the provisions of FIN No. 45 as they were in effect prior to December 31, 2002. The Company has no liabilities recorded for these agreements as of December 31, 2003.

Other Contingencies

Various claims have been or may be asserted against the Company in the ordinary course of business. In certain instances, the amounts claimed or alleged may be significant. While it is possible that the Company’s results of operations and/or liquidity could be materially affected by these contingent liabilities, based upon information currently available, management believes that resolution of any of the following outstanding claims will not have a material adverse impact on the financial position of the Company.

Licensing Agreements/Customer Claims

Subsequent to December 31, 2003, the Company has received unrelated communications from three parties relative to licensing, royalty and product performance issues. One party has requested additional information to determine whether the Company may owe additional royalties on products sold under a patent license agreement; the Company believes it has made all required royalty payments under its patent license agreement with this entity. Another party has alleged that certain products sold by the Company used component materials patented by that third party. A customer has alleged that the Company supplied defective products that were subsequently incorporated into the customer’s end user products that were recalled. The Company is in the process of investigating and gathering additional information in order to respond to these inquiries. While the Company cannot estimate the amount of a loss, if any, associated with the resolution of these allegations, the Company disputes all of these allegations and intends to vigorously pursue all defenses available to the Company.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

Environmental Matters

The Company has received correspondence addressed to Source Scientific, Inc. originating from the U.S. Environmental Protection Agency (“EPA”). In 1997, the Company acquired certain assets and liabilities of Source Scientific, Inc. The correspondence identifies Source Scientific, Inc. as having a potential liability for waste disposal by a purported predecessor entity. The Company has not yet determined if it actually has liability for this matter, however should the Company and the EPA agree on resolution of this matter, it is estimated that such costs could range from a minimal amount up to $42,000.

(11) Stockholders’ Equity

Preferred Stock

In 1996, the Company authorized the issuance of 1,000,000 shares of preferred stock having a par value of $0.01. None of theses shares have been issued to date.

Shareholders Purchase Rights Plan

On March 3, 2003, the Company’s Board of Directors adopted a shareholder purchase rights plan (“the Rights Plan”) and declared a distribution of one Right for each outstanding share of the Company’s Common Stock to shareholders of record at the close of business on March 21, 2003. Initially, the Rights will trade automatically with the Common Stock and separate Right Certificates will not be issued. The Rights Plan is designed to deter coercive or unfair takeover tactics and to ensure that all of the Company’s shareholders receive fair and equal treatment in the event of an unsolicited attempt to acquire the Company. The Rights Plan was not adopted in response to any effort to acquire the Company, and the Board is not aware of any such effort. The Rights will expire on February 27, 2013 unless earlier redeemed or exchanged. Each Right entitles the registered holder, subject to the terms of a Rights Agreement, to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock at a purchase price of $45.00 per one one-thousandth of a share, subject to adjustment. In general, the Rights will not be exercisable until a subsequent distribution date which will only occur if a person or group acquires beneficial ownership of 15% or more of the Company’s Common Stock or announces a tender or exchange offer that would result in such person or group owning 15% or more of the Common Stock. With respect to any person or group who currently beneficially owns 15% or more of the Company’s Common Stock, the Rights will not become exercisable unless and until such person or group acquires beneficial ownership of additional shares of Common Stock.

Subject to certain limited exceptions, if a person or group acquires beneficial ownership of 15% or more of the Company’s outstanding Common Stock or if a current 15% beneficial owner acquires additional shares of Common Stock, each holder of a Right (other than the 15% holder whose Rights become void once such holder reaches the 15% threshold) will thereafter have a right to purchase, upon payment of the purchase price of the Right, that number of shares of the Company’s Common Stock which at the time of such transaction will have a market value equal to two times the purchase price of the Right In the event that, at any time after a person or

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

group acquires 15% or more of the Company’s Common Stock, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to purchase, upon payment of the purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the Right.

The Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). At any time prior to the time any person or group acquires 15% or more of the Company’s Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

Employee Stock Purchase Plan

In July 1999, the Company’s Board of Directors and shareholders approved the 1999 Employee Stock Purchase Plan. The Company adopted this plan, which allows eligible employees to purchase shares of the Company’s stock at 85% of market value as determined at the beginning and the end of the offering period. A total of 250,000 shares have been reserved for this plan. As of December 31, 2003, 45,601 shares had been issued under this plan.

Options and Warrants

In 1987, the Company’s Board of Directors adopted the 1987 Non-Qualified Stock Option Plan. The purpose of the 1987 Non-Qualified Stock Option Plan was to provide an opportunity for employees, officers, directors and consultants employed by or affiliated with the Company or any of its subsidiaries to acquire stock in the Company, to provide increased incentives to such persons to promote the success of the Company’s business and to encourage such persons to become affiliated with the Company through the granting of options to acquire its capital stock. A total of 897,600 shares of common stock had been reserved for issuance under the 1987 Non-Qualified Stock Option Plan. The 1987 Non-Qualified Stock Option Plan terminated on December 16, 1997. As of December 31, 2003, a total of 2,250 options granted remained outstanding under the 1987 Non-Qualified Stock Option Plan.

In 1994, the Company’s Board of Directors and shareholders approved the adoption of the Employee Stock Option Plan (referred to herein as the “Employee Stock Option Plan”). The purpose of the Employee Stock Option Plan is to provide increased incentives to employees of the Company to remain affiliated with the Company, to promote the success of the Company’s business and to associate more closely the interests of such persons with those of the Company through the granting of options to acquire the capital stock of the Company. Under the Employee Stock Option Plan, as amended in July 1999, an aggregate of 2,000,000 shares of common stock have been authorized for issuance upon exercise of non-qualified and incentive stock options granted under the Plan. Options may be granted to those employees of the Company who are employed a minimum of 20 hours per week.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

In 1999, the Board of Directors and shareholders approved the adoption of the 1999 Non-Qualified Stock Option Plan which authorizes the issuance of up to 500,000 shares of common stock upon exercise of non-qualified stock options. The purpose of the 1999 Non-Qualified Stock Option Plan is to attract and retain employees, directors, advisors and consultants and provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Options under the 1999 Non-Qualified Stock Option Plan may be granted to employees, directors, advisers and consultants of the Company, capable of contributing significantly to the successful performance of the Company.

The Employee Stock Option Plan and the 1999 Non-Qualified Stock Option Plan are administered by a committee of the Board of Directors. The exercise price of options granted under these plans generally equals the fair market value of the stock at grant date. Generally, options become exercisable at the rate of 25% at the end of each of the four years following the anniversary of the grant. Options expire ten years from the date of grant, or 30 days from the date the grantee’s affiliation with the Company terminates.

At December 31, 2003, 1,764,163 shares were reserved for incentive stock options under the Employee Stock Option Plan, of which 967,788 are available for future grants; this plan terminates on June 29, 2004. At December 31, 2003, there were 487,250 shares reserved under both the 1987 Non-Qualified Stock Option Plan, which terminated in 1997, and the 1999 Non-Qualified Stock Option Plan of which 44,800 are available for future grants.

In November 1999, the Company sold 29,155 equity units to MDBio, Inc. a Maryland not-for-profit corporation. Each equity unit consisted of one share of common stock and a warrant to purchase one share of common stock with an exercise price of $10.00 per share. The common stock was issued during 2003. MDBio paid the Company $175,000 for the equity units in 1999. The associated shares were issued to MDBio in 2003, however, the related warrants expired unexercised at the close of business September 30, 2003.

On September 30, 1998 the Company acquired the remaining outstanding common stock (approximately 81%) of BioSeq, Inc., a development stage company with patent pending technology based on pressure cycling technology for $879,000 in cash (net of cash acquired of $121,000). In connection with the Company’s acquisition of BioSeq, Inc., the Company issued warrants to purchase 100,000 shares of the Company’s common stock at a purchase exercise price of $2.50 per share (subject to annual increases). None of these warrants remain outstanding as of December 31, 2003.

On August 25, 2000, the Company entered into Securities Purchase Agreements providing for the issuance of $3,250,000 (face value) 3% Senior Subordinated Convertible Debentures due August 25, 2003. As of December 31, 2003, none of the 3% Senior Subordinated Convertible Debentures were outstanding. In connection with this transaction, the Company issued warrants, to purchase up to 135,556 shares of the Company’s common stock at an exercise

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

price of $3.60 per share. As of December 31, 2003, warrants to purchase 135,556 shares of common stock remained outstanding. These warrants expire in August 2005.

The average fair value of options granted during 2003 is estimated as $1.81.

The Company has reserved shares of its authorized but unissued common stock for the following:

	Stock Options		Warrants
	Shares	Weighted Average price per share	Shares	Weighted Average price per share	Total
					Shares	Exercisable
Balance outstanding, 12/31/2002:	1,395,687	3.01	231,901	4.40	1,627,588	789,623

Granted	91,700	2.73	—	—	91,700
Exercised	—	—	—	—	—
Cancelled	(241,562)	3.25	(96,345)	5.58	(337,907)

Balance outstanding, 12/31/2003:	1,245,825	$2.94	135,556	$3.60	1,381,381	844,970

The following table summarizes information concerning options outstanding and exercisable as of December 31, 2003:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$ — - $ 2.50	7.0	239,450	$2.50	154,225	$2.50
2.51 - 3.00	8.6	478,100	2.68	195,513	2.67
3.01 - 3.50	6.1	424,875	3.18	266,001	3.22
3.51 - 4.00	6.1	22,400	4.00	17,300	4.00
4.01 - 4.50	5.6	81,000	4.31	76,375	4.30

0.00 - 4.50	7.2	1,245,825	2.94	709,414	3.05

The total number of options exercisable as of December 31, 2003 was 709,414. The weighted average exercise prices of options exercisable as of December 31, 2003 was $3.05.

(12) Related Party Transaction

As of December 31, 2001, the Company had entered into a one year loan of $525,000 to Richard T. Schumacher, the Company’s former Chairman and Chief Executive Officer and a current Director of the Company, renewable at the Company’s option, and collateralized by 90,000 of Mr. Schumacher’s shares of Boston Biomedica common stock. This loan constituted an increase from the $350,000 that had been loaned as of September 30, 2001. Interest on the loan was payable at the annual rate of 7%, of which $8,216 was remitted to the Company in the spring of 2003; in February 2004, the Company’s Board of Directors determined this payment constituted the full amount owed and that the Company and Mr. Schumacher no longer have any further dispute over this obligation. In January 2002, the principal of the loan was repaid in full with a portion of the proceeds of the loans described in the next sentence. The Company’s loan

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

was replaced by the Company’s limited guaranty and pledge of a $1,000,000 interest bearing deposit at a financial institution to secure the Company’s limited guaranty of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. The loans are personally guaranteed by Mr. Schumacher. The Company’s pledge is secured by a junior subordinated interest in the collateral provided by Mr. Schumacher to the financial institution. Such collateral originally included certain of his real property and all of his Company common stock. The Company’s original loan and subsequent pledge of $1,000,000 were made to assist Mr. Schumacher in refinancing indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Company common stock on the open market to satisfy his debts. The Company’s Board of Directors and, with respect to the decision to pledge the $1,000,000 cash collateral, a special committee of the independent directors, evaluated a number of options and concluded that the original loan to Mr. Schumacher and the subsequent pledge were the best option and in the best interests of the Company’s stockholders in the belief that it would, among other things, avoid selling pressure on the Company’s common stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company.

In January 2003, the $1,000,000 held in an interest bearing deposit account pledged to a financial institution to secure the Company’s limited guaranty of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Richard T. Schumacher, the Company’s former Chairman and Chief Executive Officer and a current Director of the Company, was used to satisfy the Company’s limited guaranty obligation to the financial institution. The Company has no further obligations to the financial institution and has a loan receivable in the amount for $1,000,000 from Mr. Schumacher. The Company continues to maintain its junior interest in collateral pledged by Mr. Schumacher to the financial institution. As of December 31, 2003, the remaining collateral includes certain of Mr. Schumacher’s Company common stock. The Company reflected the $1,000,000 pledge as restricted cash on its balance sheet as of December 31, 2002 until the cash was used to satisfy the Company’s limited guaranty in January 2003 and since then has reflected a $1,000,000 loan receivable on its balance sheet in stockholders’ equity.

As of December 31, 2003, the Company evaluated the recoverability of the $1,000,000 loan receivable from its former Chairman and Chief Executive Officer. The Company’s review includes an evaluation of the remaining collateral associated with the loan. The Company maintains a junior interest in this collateral. The remaining collateral consists of common stock of the Company. When considering the adequacy of the collateral, the Company considers the balance of a loan outstanding ($500,000 as of December 31, 2003) between an entity controlled by its former Chairman and Chief Executive Officer with a financial institution and the fact that the Company has a junior position in regards to the remaining collateral associated with that loan, as well as the liquidity and net realizable value of the remaining assets underlying the collateral.

The ultimate value that may be recovered by the Company is dependant on numerous factors including market conditions relative to the value of and ability to sell the Company’s

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

common stock, and the financial status of its former Chairman and Chief Executive Officer. At December 31, 2003, the Company performed a test for impairment of the loan receivable by analyzing the value of the collateral, and determined that the loan receivable was not impaired. While the loan receivable was not impaired as of December 31, 2003, the termination of the Company’s Chairman and Chief Executive Officer by the Board of Directors in February 2003, together with the fluctuations in the quoted market value of the Company’s common stock, which comprises the remaining collateral, are indicators of impairment. Based on the Company’s assessment as of and through February 2004, the Company estimates that the value of the collateral approximates the amount of the Company’s recorded loan. If actual market conditions are less favorable or other factors arise that are significantly different than those anticipated by management, a write-down of this asset might be required.

(13) Subsequent Events

On February 5, 2004, the Company entered into a three year, $2,500,000 line of credit agreement with a private lender. The line of credit bears interest at the base rate plus 3%, carries commercially standard unused line and collateral management fees (payable monthly), and is collateralized by trade accounts receivable and inventory of the Company. Borrowings under the line are limited to commercially standard terms and percentages of accounts receivable at present. The line of credit contains a covenant regarding a minimum debt service coverage ratio, and provides certain restrictions on the payments of dividends and incurring additional debt.

On February 9, 2004, the Company announced it has extended until December 31, 2004 the Executive Consultant Agreement it has with Mr. Schumacher. Under the terms of the Agreement, Mr. Schumacher will continue in an advisory role directing the Company’s Pressure Cycling Technology (PCT) and BBI Source Scientific activities, and the Company’s interest in Panacos Pharmaceuticals, Inc. PCT is the Company’s novel and patent protected technology that uses cycles of hydrostatic pressure to control biomolecular interactions; BBI Source Scientific, Inc. is the Company’s laboratory instrument subsidiary, which developed and manufactures the PCT Barocycler instrument; and Panacos is a privately-held, anti-viral drug discovery company spun off from BBI in 2000. In addition to these responsibilities, Mr. Schumacher will also take the lead role in working with William Blair & Co. the Chicago, Illinois based investment banking firm retained by the Company in October 2002.

On March 1, 2004, the Company entered into an eleven year lease agreement with an existing landlord for approximately 65,160 sq ft of new repository space located in Frederick, MD; this lease is scheduled to take effect in two stages, August 1, 2004 and August 1, 2005. Assuming occupancy of the new facility by the Company on August 1, 2004, the landlord has agreed to terminate in full the Company’s remaining obligations pursuant to an existing facility lease which was scheduled to terminate in November 2006. Incremental minimum lease payments pursuant to the new lease (which are net of savings associated with the concurrent termination of the existing lease) would amount to $55,900 in year 2004, $885,000 in years 2005-2006, $1,755,000 in years 2007-2008, and $6,563,000 thereafter. This lease is subject to cancellation at the sole option of the Company on or before April 30, 2004 without penalty.

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

On March 4, 2004, the Company entered into a lease termination agreement with an existing landlord relative to a facility previously occupied by BBI Clinical Laboratories, Inc., a discontinued operation of the Company and formerly a wholly-owned subsidiary of the Company. The agreement calls for a series of reduced payments over the next nine months in return for the Company vacating the facility on or before May 31, 2004.

(14) Selected Quarterly Financial Data (Unaudited) (Amounts in thousands, except for per share data)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
2003
Total revenue	$5,643	$6,023	$5,829	$5,801
Gross profit	2,186	2,146	2,022	2,077
Loss from continuing operations	(254)	(225)	(356)	(454)
Net loss	$(254)	$(225)	$(356)	$(454)

Net loss per share, basic & diluted	$(0.04)	$(0.03)	$(0.05)	$(0.07)

(15) Additional Subsequent Events (December 27, 2004)

A. Assets and Liabilities Transferred Under Contractual Arrangements

In June 2004, the Company completed the sale of substantially all of the assets as well as selected liabilities of BBI Source Scientific, Inc. (the Company’s laboratory instrumentation division) to Source Scientific, LLC, an entity owned 35% by Mr. Richard W. Henson, 35% by Mr. Bruce A. Sargeant, and 30% by the Company (the “Source Scientific Agreement”). Under the Source Scientific Agreement, the Company received notes receivable in the aggregate amount of $900,000 (the “Notes”), plus accrued interest, payable at the end of three years. The Source Scientific Agreement provides for discounts on the Notes in the event of an early payoff. As part of the Source Scientific Agreement, Source Scientific, LLC will provide engineering, manufacturing, and other related services for the Company’s pressure cycling technology (“PCT”) products until September 30, 2005. The Source Scientific Agreement also offers Mr. Henson and Mr. Sargeant the opportunity to purchase the Company’s 30% ownership interest in Source Scientific, LLC until May 31, 2007 at an escalating premium (10-50%) over the Company’s initial ownership value, provided that they have first paid off the Notes in their entirety. Although the Company expects the promissory notes to be paid in full by Mr. Henson and Mr. Sargeant, the repayment of the promissory notes may be viewed as being dependent on the future successful operations of the business of Source Scientific, LLC. In addition, despite the Company’s intent to exit the laboratory instrumentation business, the Company may be viewed as having a continuing involvement in the business of Source Scientific, LLC due to the fact that the Company has the right to designate one or potentially three members of the Board of Managers and the Company had guaranteed the facility lease payments until January 31, 2005. Because of these factors, even though the transaction is treated as a divestiture for legal purposes, the Company will not recognize the transaction as a divestiture for accounting purposes in accordance with SEC SAB Topic 5E, Accounting for Divestiture of a Subsidiary or Other Business Operation. In accordance with SAB Topic 5E, the Company will record the assets and liabilities associated with the Source Scientific, LLC operation on the consolidated balance sheet

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

under the captions “Assets transferred under contractual arrangements” and “Liabilities transferred under contractual arrangements” and will record a charge to income under the caption “Other operating credits and charges, net “ in the consolidated statement of operations equal to the amount of the loss attributable to the business of Source Scientific for the respective periods presented. In accordance with SAB Topic 5E, the Company will continue this accounting treatment until circumstances have changed or until the net assets of the Source Scientific, LLC business have been written down to zero (or a net liability is recognized in accordance with GAAP).

B. BBI Diagnostics and BBI Biotech Segments

On September 14, 2004, the Company completed the sale of substantially all of the assets and selected liabilities of its BBI Diagnostics and BBI Biotech divisions, previously classified as assets and liabilities held for sale as of June 30, 2004, to SeraCare pursuant to the Asset Purchase Agreement, for a purchase price of $30 million in cash of which $27.5 million was paid at the closing and the remaining $2.5 million was deposited in escrow pursuant to an escrow agreement expiring in March 2006. The purchase price is subject to increase or decrease on a dollar-for-dollar basis if the net asset value (as defined in the Asset Purchase Agreement) of the assets sold as of the closing date is greater or less than $8.5 million. The transaction was approved by the Company’s stockholders at a special meeting of stockholders held on September 14, 2004. In connection with the transactions contemplated by the Asset Purchase Agreement, at the stockholders meeting held on September 14, 2004, the Company’s stockholders also approved an amendment to the Company’s Restated Articles of Organization to change the Company’s name to Pressure BioSciences, Inc. The Articles of Amendment to change the Company’s name to Pressure BioSciences, Inc. became effective on September 14, 2004.

The assets sold included all accounts and notes receivable, contract rights, owned and leased real property, fixtures and equipment, inventory, intellectual property and books and records that relate to the BBI Diagnostics and BBI Biotech business units (such business units are collectively referred to herein as the “BBI Core Businesses”). The assets sold also included the owned real property located at 375 West Street, West Bridgewater, MA. The Company retained all of its assets not relating to the BBI Core Businesses, including: all assets relating to the Company’s pressure cycling technology activities; intercompany receivables and payables; a $1.0 million loan receivable plus accrued interest from Richard T. Schumacher, the Company’s Chief Executive Officer and a director; its passive stock ownership interest in Panacos Pharmaceuticals, Inc.; its 30% ownership interest in Source Scientific, LLC, a newly formed limited liability company which recently purchased substantially all of the assets of BBI’s Source Scientific business unit; promissory notes in the aggregate principal amount of $900,000 from the principals of Source Scientific, LLC; and all of its cash and cash equivalents.

Following the closing of the sale to SeraCare, the Company’s operations consist primarily of its PCT operations. Pursuant to a transition services agreement entered into between SeraCare and the Company at the closing, SeraCare has agreed to provide the Company with access to specified office space at the Company’s former facilities located in West Bridgewater, MA and Gaithersburg, MD and the use of certain laboratory equipment in Gaithersburg, MD, for a period

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

of one year following the closing. The Company also has limited access to the services of certain of SeraCare’s employees for a period of one year following the closing.

The Company has recorded a gain of $15,868,025 net of estimated taxes of $3,925,200 in the third quarter of 2004. This gain is subject to post closing adjustments, including any adjustments resulting from an increase or decrease of the net asset value of the assets sold to SeraCare. The Company expects to utilize approximately $3,800,000 of prior period net operating loss carryforwards, previously reserved for by the Company, to partially offset the tax effect of this gain.

On November 14, 2004, in accordance with the terms of the Asset Purchase Agreement between the Company, BBI Biotech Research Laboratories, Inc. and SeraCare, SeraCare delivered the closing balance sheet, which reflected a deficiency of approximately $3.1 million when compared to the target net asset value of $8.5 million. Based on the Company’s calculation, the closing net asset value was estimated to be approximately $8.6 million. Accordingly, the Company objected to certain calculations contained in the closing balance sheet, including, without limitation, SeraCare’s calculation of accounts receivable and inventory. The Company does not believe that the closing balance sheet was prepared by SeraCare in accordance within the terms of the Asset Purchase Agreement. The Company is in the process of re-asserting and supporting its position as to the value and quality of the assets transferred. To the extent the Company is not successful in defending its position on the $3.1M deficiency shown by SeraCare, any amount of such deficiency paid to SeraCare will have an unfavorable impact on earnings reported and will reduce the $2.5M escrow balance and may otherwise have a material adverse effect on the Company.

On November 22, 2004, SeraCare and the Company entered into an agreement pursuant to which the Company and SeraCare agreed that (i) all disputes other than disputes relating to accounts receivable will be determined in accordance with the dispute resolution provisions contained in the Asset Purchase Agreement, (ii) disputes regarding accounts receivable will be resolved by permitting SeraCare to recover the amount of the receivable for identified accounts receivable that have not been collected within 90 days of the invoice date for domestic receivables and 180 days of the invoice date for international receivables, (iii) any adjustment amount determined to be due to SeraCare for accounts receivable or other matters will first be paid out of the $2.5 million of the purchase price being held in escrow and any amounts in excess of the escrowed amount shall be paid by the Company directly, and (iv) the Company will be entitled to directly attempt to collect any receivables for which SeraCare receives credit for under the escrow or from the Company directly.

C. Tender Offer

On December 27, 2004, the Company commenced an issuer tender offer to purchase up to 5,500,000 shares of its common stock at a price of $3.50 per share. The Company expects to use up to $19.25 million of the after-tax net proceeds from the Asset Sale to purchase shares of its common stock tendered in the tender offer. The Company’s objective continues to be to provide its stockholders with the opportunity to obtain liquidity for their shares of common stock at a fair

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

price, while at the same time will permit the Company to maintain sufficient cash to run the Company’s pressure cycling technology business through March 2006. The Company believes that the approximately $2.35 million in cash remaining at the completion of the tender offer will be sufficient to fund its pressure cycling technology operations through March 2006.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Pressure Biosciences, Inc. and Subsidiaries

(formerly Boston Biomedica, Inc. and Subsidiaries)

We have audited the accompanying consolidated balance sheet of Boston Biomedica, Inc. and Subsidiaries (the “Company”), as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Boston Biomedica, Inc. and Subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WEINBERG & COMPANY, P.A.

Boca Raton, Florida

March 4, 2004 (Except for Note 15 as to which the date is December 27, 2004)

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2002

December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$975,649
Accounts receivable, less allowance of $117,671	3,701,105
Inventories	7,094,053
Prepaid expenses and other current assets	303,396
Restricted cash (Note 12)	1,000,000

Total current assets	13,074,203

Property and equipment, net	5,826,817

OTHER ASSETS:
Goodwill and other intangible assets, net	798,542
Other long-term assets	143,807

Total other assets	942,349

TOTAL ASSETS	$19,843,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,970,517
Accrued employee compensation	898,449
Other accrued expenses	506,823
Net liabilities from discontinued operations (Note 2)	302,436
Current maturities of long term debt	79,875
Deferred revenue and other current liabilities	118,609

Total current liabilities	3,876,709
LONG-TERM LIABILITIES:
Long term debt, less current maturities	2,337,874
Net liabilities from discontinued operations (Note 2)	408,005
Other liabilities	593,735

Total liabilities	7,126,323

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 20,000,000 shares authorized, 6,786,335 issued and outstanding	67,863
Additional paid-in capital	21,811,262
Accumulated deficit	(9,252,079)

Total stockholders’ equity	12,627,046

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$19,843,369

The accompanying notes are an integral part of these consolidated financial statements

1

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

December 31, 2002
REVENUE:
Products	$12,696,830
Services	10,067,807

Total revenue	22,764,637

COSTS AND EXPENSES:
Cost of products	6,535,429
Cost of services	7,727,137
Research and development	2,611,060
Selling and marketing	—
General and administrative	4,108,734

Total operating costs and expenses	24,268,543

Operating loss from continuing operations	(1,503,906)
Interest income	41,809
Interest expense	(247,971)

Loss from continuing operations before income taxes	(1,710,068)
Provision for income taxes	(2,936)

Loss from continuing operations	$(1,713,004)
Discontinued operations (Note 2)
Income from discontinued operations of Clinical Laboratory segment (less income taxes of $0)	225,000

Net loss	$(1,488,004)

Loss from continuing operations per share, basic & diluted	$(0.25)
Income per share from discontinued operations, basic & diluted	$0.03
Net loss per share, basic & diluted	$(0.22)
Number of shares used to calculate net income (loss) per share, basic and diluted	6,660,662

The accompanying notes are an integral part of these consolidated financial statements

2

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2002

	Common Stock		Additional Paid-In Capital	Prepaid Common Stock Subscription	Loan to Officer/ Director	Accumulated Deficit	Total Stockholders’ Equity
	Shares	$.01 Par Value
BALANCE, December 31, 2001	6,132,718	$61,327	$20,170,492	$1,497,568	$(525,000)	$(7,764,075)	$13,440,312
Common stock issued in connection with Employee Stock Purchase Plan	9,749	98	25,343	—	—	—	25,441
Issuance of Common Stock, net	600,000	6,000	1,491,568	(1,497,568)	—	—	—
Stock options and other warrants exercised	43,868	438	123,859	—	—	—	124,297
Repayment of Loan to Officer / Director	—	—	—	—	525,000	—	525,000
Net Loss	—	—	—	—	—	(1,488,004)	(1,488,004)

BALANCE, December 31, 2002	6,786,335	$67,863	$21,811,262	$—	$—	$(9,252,079)	$12,627,046

The accompanying notes are an integral part of these consolidated financial statements

3

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2002

December 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,488,004)
Less income from discontinued operations	225,000

Loss from continuing operations	(1,713,004)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,302,106
Changes in operating assets and liabilities:
Accounts receivable	380,354
Inventories	(330,908)
Prepaid expenses and other current assets	(127,121)
Other long-term assets	3,119
Accounts payable	303,746
Accrued compensation	(8,977)
Other accrued expenses	(100,181)
Deferred revenue	66,211
Deferred rent and other liabilities	24,828

Net cash used in operating activities	(199,827)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for additions to property and equipment	(624,581)
Proceeds from sale of property and equipment	85,651

Net cash used in investing activities	(538,930)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	149,738
Proceeds from officer/director loan repayment	525,000
Pledge of restricted cash as security for loan from bank to officer/director	(1,000,000)
Repayments of long-term debt, net	(67,140)

Net cash used in financing activities	(392,402)

DECREASE IN CASH AND CASH EQUIVALENTS:	(1,131,159)
Change in cash and cash equivalents used in discontinued operations	(751,108)
Cash and cash equivalents, beginning of year	2,857,916

Cash and cash equivalents, end of year	$975,649

SUPPLEMENTAL INFORMATION:
Income taxes paid	$1,112
Interest paid	244,407
NON-CASH ACTIVITIES:
Issuance of 600,000 shares associated with prepaid stock subscription	$1,497,568

The accompanying notes are an integral part of these consolidated financial statements

4

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(1) Business and Significant Accounting Policies

Boston Biomedica, Inc. (“BBI”) and Subsidiaries (together, the “Company”) provide infectious disease diagnostic products, laboratory instrumentation, contract research and specialty infectious disease testing services to the in-vitro diagnostic industry, government agencies, blood banks, hospitals and other health care providers worldwide as of December 31, 2002. The Company also invests in new technologies related to infectious diseases. The Company is subject to risks common to companies in the biotechnology, medical device and diagnostic industries, including but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with governmental regulations.

As of December 31, 2002, the Company had approximately $9,200,000 in working capital. At December 31, 2002, the Company had cash and cash equivalents of $975,649, excluding restricted cash of $1,000,000, compared to cash of $2,857,916 at December 31, 2001. In January 2003, the $1,000,000 of restricted cash pledged to a financial institution to secure the Company’s limited guarantee of a loan from the financial institution to an entity controlled by Richard T. Schumacher, the Company’s former Chairman and Chief Executive Officer, was used to satisfy the Company’s guaranty obligation to the financial institution as discussed further below. The Company has experienced operating losses from continuing operations of approximately $1,504,000 and has experienced negative cash flows from operations of approximately $200,000 for the year ended December 2002. In addition, it is anticipated there may be additional working capital requirements in connection with PCT BarocyclerTM sales and marketing activities. Management has met its recent historical cash flow needs by managing its working capital and utilizing proceeds from the February 2001 sale of one of its business segments. It plans to manage its future liquidity needs through cost reductions and additional selling initiatives.

The Company failed to meet its debt service coverage covenant for the year ended December 31, 2002, but the financial institution has waived this default and the Company’s other defaults relating to reports and other matters.

Based on current forecasts, management believes that the Company has sufficient liquidity to finance operations for the next twelve months. Management’s forecasts involve assumptions that could prove to be incorrect. If the Company continues to incur operating losses or negative cash flows, it may need to raise additional funds. There can be no assurance that these funds will be available when required on terms acceptable to the Company, if at all. If adequate funds are not available when needed, the Company may be required to further reduce its fixed costs and delay, scale back, or eliminate certain of its activities, any of which could have a material adverse long term effect on its business, financial condition and results of operations. The Company is considering various sources of additional financing, including but not limited to, sale of business segments, strategic alliances and private placements of debt or equity securities (see Note 13).

Significant accounting policies followed in the preparation of these consolidated financial statements are as follows:

(i) Principles of Consolidation

The consolidated financial statements include the accounts of BBI and its wholly-owned subsidiaries, BBI Biotech Research Laboratories, Inc. (“BBI Biotech”), BBI Source Scientific, Inc. (“BBI Source”), and BBI BioSeq, Inc. (“BBI BioSeq”). BBI consists primarily of the Diagnostic

5

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Products segment as well as the executive corporate office. In January 2000, the Company incorporated Panacos Pharmaceuticals, Inc., (“Panacos”). All of the Company’s technology related to its drug discovery and vaccine programs, consisting of primarily patents and related sponsored agreements, were transferred to Panacos effective January 2000. Panacos was accounted for as a consolidated subsidiary of the Company during the period January 1, 2000 to November 14, 2000, subsequent to which Panacos obtained independent third party funding and the Company ceased consolidation of Panacos as a wholly-owned subsidiary. As of November 14, 2000 the Company’s investment in Panacos was zero and the Company is no longer required to fund Panacos’s operations. Therefore no further losses of Panacos will be recorded by the Company. As of February 2002, the Company holds a 16% interest in non-voting preferred shares of Panacos. All significant intercompany accounts and transactions have been eliminated in the consolidation.

In February 2001, the Company sold the business and certain assets and liabilities of BBI Clinical Laboratories, Inc. (“BBICL”) to a third party in conjunction with its decision to exit the clinical laboratory business segment. In accordance with the provisions of APB No. 30, concerning the reporting the effects of disposal of a segment of a business, the Company classified the results of BBICL as discontinued operations in the accompanying statements of operations.

(ii) Use of Estimates

To prepare the financial statements in conformity with generally accepted accounting principles, management is required to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In addition, significant estimates were made in determining the gain on the disposition of the Company’s discontinued operations including post-closing adjustments, in estimating future cash flows to quantify impairment of assets, in determining the ultimate cost of abandoning a lease (associated with discontinued operations) at a facility no longer being utilized, in estimates regarding the collectability of accounts receivable, realizability of loans made to employees including sufficiency of collateral, deferred tax assets, the net realizable value of its inventory, as well as an estimate for remaining liabilities associated with discontinued operations. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from the estimates and assumptions used by management.

(iii) Revenue Recognition

We recognize revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101”) as updated by Codification of Staff Accounting Bulletins (“SAB 103”). Revenue is recognized when realized or earned when all the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred and risk of loss has passed; the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

6

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Product revenue is generally recognized upon shipment of the products. The Company will occasionally recognize revenue on a bill and hold basis after completion of manufacture for specific orders at the request of the customer. Bill and hold sales transactions are entered into after consideration of customer needs and capabilities relating to freezer capability to store biological substances at required temperatures. All bill and hold transactions meet specified revenue recognition criteria that include:

•	The risk of ownership has passed to the customer;

•	The customer has a fixed commitment to purchase the goods;

•	The customer, not the Company, has requested the transaction to be on a bill and hold basis;

•	There is a fixed schedule for delivery of the goods;

•	We do not retain any specific performance obligations such that the earnings process is not complete;

•	The ordered goods are segregated from our inventory and not subject to being used to fill other orders; and

•	The goods must be complete and ready for shipment

The Company also considers the following prior to recognizing revenue:

•	The transaction is subject to normal billing and credit terms for the specific customer;

•	The Company’s past experience with the pattern of bill and hold transactions;

•	Whether the customer has the expected risk of loss in the event of a decline in the market value of the goods;

•	Whether our custodial risks are insurable and insured;

•	Whether APB 21, pertaining to the need to discounting the related receivables, is applicable; and

•	Whether extended procedures are necessary in order to assure that there are no exceptions to the customer’s commitment to accept and pay for the goods

Total revenue related to bill and hold transactions was approximately $380,000 for the year ended December 31, 2002.

Revenue from service contracts is earned as the related services are performed. Revenue arrangements where multiple products or services are sold together under one contract are evaluated to determine if each element represents a separate earnings process. In the event that an element of such multiple element arrangement does not represent a separate earnings process, revenue from this element is recognized over the term of the related contract. Services are recognized as revenue upon completion of tests for laboratory services. Revenue from service contracts and research and development contracts for the Company’s laboratory instrumentation business is recognized as the service and research and development activities are performed under the terms of the contracts.

Revenue under long-term contracts, generally lasting from one to five years, including funded research and development contracts, is recorded when costs to perform such research and development activities are incurred. Billings under long-term contracts are generally at cost plus a predetermined profit. Billings occur as costs associated with time and materials are incurred. Customers are obligated to pay for such services, when billed, and payments are non-refundable. On occasion certain customers

7

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

make advance payments that are deferred until revenue recognition is appropriate. Total revenue related to long-term contracts was approximately $5,802,000 for the year ended December 31, 2002. Total contract costs associated with these agreements was approximately $5,610,000 for the year ended December 31, 2002. Included in the revenue recognized under long-term contracts are certain unbilled receivables representing additional indirect costs, which are allowed under the terms of the respective contracts. Unbilled receivables were less than $62,000.

During 2002 the combined revenues from all branches of the National Institutes of Health, a United States Government agency, accounted for approximately 31% of total consolidated revenues from continuing operations of the Company. Additional future revenues originating from various branches of the National Institutes of Health is subject to possible future changes in government funding levels.

(iv) Cash and cash equivalents

The Company’s policy is to invest available cash in short-term, investment grade, interest bearing obligations, including money market funds, municipal notes, and bank and corporate debt instruments. Securities purchased with initial maturities of three months or less are valued at cost plus accrued interest, which approximates fair market value, and classified as cash equivalents. At December 31, 2002, the Company had cash and cash equivalents of $975,649, excluding restricted cash of $1,000,000 pledged to a financial institution to secure the Company’s limited guarantee of a loan from the financial institution to an entity controlled by Richard T. Schumacher, the Company’s President and Chief Executive Officer. In January 2003, the $1,000,000 account was used to satisfy the Company’s limited guaranty obligation to the financial institution. The Company has now satisfied its obligation under the limited guaranty and pledge with the financial institution through the financial institution’s calling of the Company’s pledged cash (See Note 12).

(v) Research and Development Costs

Research and development costs, which are comprised of costs incurred in performing research and development activities including wages and associated employee benefits, facilities and overhead costs, are expensed as incurred.

(vi) Inventories

Inventory is valued at the lower of cost or market. Certain factors may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, changes in product mix strategy, new product introductions and significant changes to our cost structure. In addition, estimates of reserves are made for obsolescence based on the current product mix on hand and its expected net realizability. If actual market conditions are less favorable or other factors arise that are significantly different than those anticipated by management, additional inventory write-downs or increases in obsolescence reserves may be required. We treat lower of cost or market adjustments and inventory reserves as an adjustment to the cost basis of the underlying inventory. Accordingly, favorable changes in market conditions are not recorded to inventory in subsequent periods.

8

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(vii) Property and Equipment

Property and equipment are stated at cost. For financial reporting purposes, depreciation is recognized using the straight-line method, allocating the cost of the assets over their estimated useful lives ranging from five to ten years for certain manufacturing and laboratory equipment, from three to five years for management information systems and office equipment, three years for automobiles and thirty years for the building. Leasehold improvements are amortized over the shorter of the life of the improvement or the remaining life of the leases, which range from four to ten years. Upon retirement or sale, the cost and related accumulated depreciation of the asset are removed from the accounting records. Any resulting gain or loss is credited or charged to income. Depreciation on PCT demonstration units is allocated over the expected useful life of two years.

(viii) Goodwill and Intangible Assets

The Company has classified as intangible assets, costs associated with the fair value of certain assets of the businesses acquired. Intangible assets such as patents, licenses, and intellectual property rights, are being amortized on a straight-line basis over four to sixteen years. Goodwill was amortized through December 31, 2001, using the straight-line method over periods ranging up to fifteen years; accumulated amortization was $510,500 as of December 31, 2001. In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. The Company adopted SFAS No. 142 effective January 1, 2002. Under SFAS No. 142, amortization of goodwill ceased and the Company assesses the realizability of these assets annually and whenever events or changes in circumstances indicate it may be impaired. Such events or circumstances generally include the occurrence of operating losses or a significant decline in earnings associated with one or more of the Company’s reporting units. The Company estimates the fair value of its reporting units by using forecasts of discounted cash flows. When impairment is indicated, any excess of carrying value over fair value is recorded as a loss. An impairment analysis of remaining goodwill performed during the year pursuant to the requirements of that accounting pronouncement concluded no impairment had occurred (see Note 5).

(ix) Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and records the impairment as a reduction in the carrying value of the related asset and a charge to operating results. While the Company’s current and historical operating losses and cash flow are indicators of impairment, the Company completed an annual test for impairment at December 31, 2002 and determined that such long-lived assets were not impaired.

(x) Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred taxes arise from temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to

9

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

reverse. A valuation allowance is provided for net deferred tax assets if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Tax credits are recognized when realized using the flow through method of accounting. In the year ended December 31, 2000, the Company established a full valuation allowance for all of its deferred tax assets based on applicable accounting standards and in consideration of incurring three consecutive years of losses (see Note 9).

(xi) Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally cash and cash equivalents, and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company limits credit risk in cash equivalents by investing only in short-term, investment grade securities including money market funds restricted to such securities. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales (see Note 6). The Company does not require collateral from its customers. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

(xii) Deferred Revenue

Deferred revenue consists of payments received from customers in advance of services performed.

(xiii) Computation of Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average common shares outstanding plus additional common shares that would have been outstanding if dilutive potential common shares had been issued. For purposes of this calculation, stock options are considered common stock equivalents in periods in which they have a dilutive effect. Options and warrants that are antidilutive are excluded from the calculation.

Potentially dilutive securities having a net effect of 164,002 common shares were not included in the computation of diluted loss per share because to do so would have been antidilutive for the year ended December 31, 2002. As of December 31, 2002 options outstanding having exercise prices greater than the fair market price of common shares totaled 181,000.

(xiv) Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Disclosures required by this new standard are included in the notes to the consolidated financial statements under the caption “Segment Reporting and Related Information.”

10

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(xv) Fair Value of Financial Instruments

Due to their short maturities, the carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred revenue and other current liabilities approximate their fair value. Long-term debt are financial liabilities with carrying values that approximate fair value because their interest rates approximate current rates for similar loans.

(xvi) Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), is effective for all business combinations initiated after June 30, 2001. The new standard requires companies to record business combinations using the purchase method of accounting. The Company has not done a business combination since the issuance of SFAS 141.

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and is effective in 2003. The Company does not expect the adoption of this new standard to have a material impact on its financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144 ), which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions.

SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Adoption of the standard did not materially affect the Company’s financial statements.

In May 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Adoption of the standard is generally required in 2003. Under the standard, gains and losses on early extinguishment of debt, will be reported as other nonoperating income or expense. The Company does not expect the adoption of this new standard to have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which supersedes Emerging Issues Task Force Issue (EITF) 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” The standard affects the accounting for restructuring charges and related activities and generally will lengthen the timeframe for reporting of expenses relating to restructuring activities beyond the period in which a plan is initiated. The provisions of this statement are required to be adopted for exit or disposal activities that are initiated after 2002. The provisions of EITF 94-3 will continue to apply with regard to the Company’s previously announced restructuring plans.

11

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.” This Statement had no impact on the Company.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As provided for in SFAS No. 123, the Company has elected to apply APB No. 25 “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock-based compensation plans. APB No. 25 does not require options to be expensed when granted with an exercise price equal to fair market value. The Company is complying with the disclosure requirements of SFAS No. 148 in this note under (xvi) Stock-Based Compensation.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” (An interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34”) (“FIN 45”). FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The Interpretation also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, for annual periods that end after December 15, 2002. The adoption of FIN No. 45 did not have a material impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51.” The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (a) the equity investors (if any) do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Company is required to apply FIN No. 46 to all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the Company is required to apply FIN No. 46 on July 1, 2003. The Company does not expect FIN No. 46 will have a material effect on its financial statements. The adoption of this pronouncement in year 2003 did not have a material impact on the results for that year.

In November 2002, the EITF reached a final consensus on EITF Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The provisions of EITF 00-21 are required to be

12

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

adopted for revenue arrangements entered into by the Company after June 28, 2003, although early adoption is permitted. EITF 00-21 addresses arrangements with customers that have multiple deliverables such as equipment and installation and provides guidance as to when recognition of revenue for each deliverable is appropriate. The Company is evaluating the timing and impact of adoption of EITF 00-21.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Standard is effective for contracts entered into or modified after June 30, 2003. The application of SFAS No. 149 has not had a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Standard is effective for financial instruments entered into or modified after May 31, 2003. The application of SFAS No. 150 has not had a material effect on the Company’s consolidated financial statements.

In March 2004, the U.S. Securities and Exchange Commission’s Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting Bulletin (“SAB”) No. 105, “Loan Commitments Accounted for as Derivative Instruments”. This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB 105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on its consolidated financial statements.

(xvii) Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), requires that companies either recognize compensation expense for grants of stock options and other equity instruments based on fair value or provide pro forma disclosure of net income (loss) and net income (loss) per share in the notes to the financial statements. At December 31, 2002, the Company has six stock-based compensation plans, which are described more fully in Note 11. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, no compensation cost has been recognized under SFAS 123 for the Company’s employee stock option plans.

13

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Had compensation cost for awards under those plans been determined based on the grant date fair values, consistent with the method required under SFAS 123, the Company’s net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated:

2002
Net loss - as reported	$(1,488,004)
Add back: Stock-based compensation in net loss - as reported	—
Deduct: Stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(1,017,123)

Net loss - pro forma	$(2,505,127)

Basic and Diluted net loss per share - as reported	$(0.22)
Basic and Diluted net loss per share - pro forma	$(0.38)

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2002.

2002
Risk-free interest rate	2.74%
Volatility factor	90.88%
Weighted average expected life	4.2
Expected dividend yield	—

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.

(2) Disposition of Assets and Subsequent Event

In December 2000, the Company made a decision to exit the clinical laboratory testing services segment and in February 2001, BBI Clinical Laboratories, Inc., a wholly-owned subsidiary of the

14

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Company, sold the business and certain assets and liabilities of its clinical laboratory business to a third party for an adjusted purchase price of $8,958,000. The escrow account was terminated in December 2001 by mutual agreement between the buyer and the Company, resulting in approximately $358,000 being received by the Company from the escrow account. The Company has retained certain other assets and liabilities of BBICL, primarily property, plant and equipment, together with the facility lease subsequent to the closing date, which the Company attempted to sublease (see below). The Company has written down all of the retained assets not otherwise redistributed to other business units to their estimated net realizable value. In accordance with a transition services agreement, the Company operated the business until December 2001; substantially all costs associated with operating the business subsequent to the closing date were borne by the purchaser.

The Company estimate of remaining short and long term accrued liabilities to exit the clinical laboratory testing business is approximately $710,000 as of December 31, 2002. The major component of this accrual is estimated lease exit and facility related costs ($504,000), with the remainder for other miscellaneous costs associated with exiting this business segment. The Company recorded an after-tax gain of $4,334,000 in 2001, and an additional $225,000 in 2002; the gain may be subject to future adjustments as the Company completes the process of exiting this business and permanently closing the facility. The remaining closing costs include an estimate to dispose of any remaining assets and retire all existing liabilities including the facility lease. The Company utilized in 2001 certain prior period net operating loss carryforwards, previously reserved for by the Company, to partially offset the income tax effect of this gain.

A summary of the change in total short term and long term net liabilities from discontinued operations is as follows:

Total short term and long term net liabilities from discontinued operations, 12/31/01:	$1,686,547
Reduction in previously established reserves	(225,000)
State income taxes, net	(379,016)
Third party audits	(154,314)
Facility Lease	(161,220)
Other expenses, net	(56,556)

Total short term and long term net liabilities from discontinued operations, 12/31/02:	$710,441

On March 4, 2004, the Company entered into a lease termination agreement with the landlord relative to the facility previously occupied by BBICL. The agreement provides for a series of reduced payments over a nine month period ending in late 2004 in return for the Company vacating the facility on or before May 31, 2004; the Company vacated the facility in the second quarter of 2004 and the final lease payment was made to the landlord in November 2004.

15

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(3) Inventories

The Company purchases human plasma and serum from various private and commercial blood banks. Upon receipt, such purchases generally undergo comprehensive testing, and associated costs are included in the value of raw materials. Most plasma is manufactured into Basematrix and other diagnostic components to customer specifications. Plasma and serum with the desired antibodies or antigens are sold or manufactured into Quality Control Panels, Accurun® External Run Controls, and reagents (“Finished Goods”). Panels and reagents are unique to specific donors and/or collection periods, and require substantial time to characterize and manufacture due to stringent technical specifications. Panels play an important role in diagnostic test kit development, licensure and quality control. Panels are manufactured in quantities sufficient to meet expected user demand, which may exceed one year. Inventory also includes component parts used in the manufacture of laboratory instrumentation and commencing in 2002, PCT products. Inventory balance at December 31, 2002 consisted of the following:

2002
Raw materials	$3,170,988
Work-in-process	1,988,585
Finished goods	1,934,480

$7,094,053

(4) Property and Equipment

Property and equipment at December 31, 2002 consisted of the following:

2002
Laboratory and manufacturing equipment	$3,399,055
Management information systems	3,594,295
Office equipment	929,328
Automobiles	166,761
PCT demonstration equipment	157,573
Leasehold improvements	2,881,090
Land, building and improvements (1)	2,687,661

13,815,763
Less accumulated depreciation	7,988,946

Net book value	$5,826,817

(1)	includes the Company’s West Bridgewater, MA facility, which serves as collateral to an existing mortgage (See Note 7).

Depreciation expense for the year ended December 31, 2002 was approximately $1,246,000.

At December 31, 2002, BBI Source, BBI Biotech and BBI Diagnostics had approximately $300,000, $1,200,000 and $1,150,000 in fully depreciated assets still in use, respectively.

In accordance with Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalized approximately $448,000 of internal labor and related costs, in 1999, in connection with its ERP System Implementation. These costs are included in the Management Information Systems line item and are being depreciated over the same life as the system, 5 years. Annual depreciation expense related to these capitalized costs was approximately $90,000 for the year ended December 31, 2002.

16

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(5) Goodwill and Other Intangible Assets

Other intangible assets consist of specifically identified intangible assets. Goodwill is the excess of any purchase price over the estimated fair market value of net tangible assets acquired not allocated to specific intangible assets. Other intangible assets at December 31, 2002 consisted of the following:

2002
Patents, Licenses and Other Intangibles	$884,902
Less accumulated amortization	(313,444)

subtotal - other intangible assets excluding goodwill	571,458

Goodwill	737,584
Less accumulated amortization	(510,500)

subtotal - net goodwill	227,084

Total net goodwill and other intangible assets	$798,542

Included in intangible assets as of December 31, 2002 is $227,084 of goodwill associated with BBI Source Scientific, Inc. Amortization expense for the year ended December 31, 2002 was approximately $56,000. The net book value of the remaining other intangible assets excluding goodwill, as of December 31, 2002 is comprised of approximately $571,000 of acquired PCT patents which is being amortized to expense on a straight line basis at the rate of $48,635 per year over the remaining useful life. The estimated annual future amortization expense of other intangible assets excluding goodwill is as follows:

2003	$48,635
2004	$48,635
2005	$48,635
2006	$48,635
2007	$48,635
2008 and thereafter	$328,283

In 2002, the Company adopted SFAS 142. The Company performed an initial test for impairment upon the adoption of SFAS No. 142 at June 30, 2002, and determined that goodwill was not impaired. The Company completed an annual test for impairment at December 31, 2002 and determined that goodwill was not impaired.

(6) Segment Reporting and Related Information (all dollar amounts in thousands)

Operating segments are components of an enterprise for which separate financial information is available that is evaluated regularly by senior management in deciding how to allocate resources and in assessing the performance of each segment. The Company is organized along legal entity lines and senior management regularly reviews financial results for all entities, focusing primarily on revenue and operating income.

The Company had four operating segments as of December 31, 2002, as a result of its decision in late 2000 to exit the clinical laboratory segment of the business. The Diagnostics segment serves the worldwide in vitro diagnostics industry, including users and regulators of their test kits, with quality

17

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

control products, and test kit components. The Biotech segment pursues third party contracts to help fund the development of products and services for the other segments, primarily with agencies of the United States Government. The Laboratory Instrumentation segment sells diagnostic instruments primarily to the worldwide in vitro diagnostic industry on an OEM basis, and also performs in-house instrument servicing. The PCT segment consists of research and development primarily in pressure cycling technology (“PCT”). The Company performs research in the development of PCT, with particular focus in the areas of nucleic acid purification and pathogen inactivation. The Company announced the availability for commercial sale of its PCT products in late September of 2002. PCT Revenue to date consists primarily of both private and public (NIH) funding of segment research and, commencing in late 2002, from the sale of PCT products. Most of the expenditures incurred by this segment are for research and development expenses, and general management expenses including patent costs.

The Company’s underlying accounting records are maintained on a legal entity basis for government and public reporting requirements, as well as for segment performance and internal management reporting. Inter-segment sales are recorded on a “third party best price” basis and are significant in measuring segment operating results. The following segment information has been prepared in accordance with the internal accounting policies of the Company, as described above and all intercompany transactions have been eliminated in consolidation.

Operating segment revenue for the year ended December 31, 2002 was as follows:

2002
Diagnostics	$11,611
Biotech	10,162
Laboratory Instrumentation	2,374
PCT	717
Eliminations	(2,099)

Total revenue	$22,765

Operating segment income (loss) for the year ended December 31, 2002 was as follows:

2002
Diagnostics	$1,478
Biotech	(319)
Laboratory Instrumentation (1)	(507)
PCT	(2,156)

Total loss from operations	$(1,504)

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BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Operating segment depreciation and amortization expense for the year ended December 31, 2002 was as follows:

2002
Diagnostics	$538
Biotech	573
Laboratory Instrumentation (1)	107
PCT	84

Total depreciation and amortization	$1,302

Identifiable operating segment assets are all located in the United States, and as of December 31, 2002 was as follows:

2002
Corporate	$2,141
Diagnostics	10,281
Biotech	4,844
Laboratory Instrumentation	1,826
PCT	751

Total assets	$19,843

Operating segment capital expenditures for the year ended December 31, 2002 was as follows:

2002
Diagnostics	$139
Biotech	322
Laboratory Instrumentation	5
PCT	158

Total capital expenditures	$624

Revenue by geographic area for the year ended December 31, 2002 was as follows:

2002
United States	$19,460
Europe	2,209
Pacific Rim	620
Total all others	476

Total	$22,765

Revenue of Product and Service classes in excess of 10% of consolidated revenue from continuing operations (excludes inter-segment sales) for the year ended December 31, 2002 was as follows:

2002
Quality Control Products	$7,909
Government Contracts	7,370
Diagnostic Components	3,182
Laboratory Instrument Products	1,654

19

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

The government contract revenues are from United States government agencies, primarily various branches of the National Institutes of Health (NIH) and represent the only customer with revenue in excess of 10% of consolidated revenue in the year ended December 31, 2002. During 2002, the combined revenues from all branches of the NIH accounted for approximately 31% of total consolidated revenues from continuing operations of the Company.

(7) Debt

On April 5, 2000, the Company borrowed $2,447,000, net of related costs, under a mortgage agreement on its West Bridgewater, MA facility, of which approximately $2,370,000 ($59,000 current and $2,311,000 in long term) remains outstanding as of December 31, 2002. The Company used the funds to reduce the outstanding balance of its existing line of credit. The principal amount of the note issued in connection with the mortgage is due on March 31, 2010. During the first five years the note carries an interest rate of 9.75%; after five years the rate charged will be .75% greater than the Corporate Base Rate then in effect. The mortgage precludes the payment of dividends on the Company’s common stock and contains certain other restrictive covenants. Under this mortgage agreement the Company is subject to certain financial covenants. The Company failed to meet its debt service coverage covenant for the year ended December 31, 2002, but the financial institution has waived this default and the Company’s other defaults relating to reports and other matters for the years ended December 31, 2002 and 2003. Monthly payments on this mortgage are based on a 20 year amortization schedule with a balloon payment representing the remaining balance due in full on March 10, 2010. The mortgage is collateralized by the Company’s West Bridgewater, MA facility, which has a net book value of approximately $2,042,000 at December 31, 2002. Future principal payments due on the Company’s mortgage agreement are approximately $59,000, $65,000, $71,000, $78,000 and $87,000 for each of the years ended December 31, 2003, 2004, 2005, 2006, and 2007, respectively, with $2,010,000 due thereafter.

In addition to the mortgage, the Company has also financed equipment and automobiles. As of December 31, 2002, approximately $47,500 remains outstanding ($20,900 current and $26,600 in long term). Interest rates range from 6% to 9% and the debt matures starting in 2003 through 2006.

(8) Retirement Plan

In January 1993, the Company adopted a retirement savings plan for its employees, which has been qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the plan through payroll deductions within statutory limitations and subject to any limitations included in the plan. Company contributions are made at the discretion of management. As of December 31, 2001, no such contributions had been made, however, commencing in 2002, the Company formally adopted and implemented a limited matching contribution program. During 2002 the Company recognized administrative expense of approximately $22,000 in connection with the plan.

20

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(9) Income Taxes

The components of the provision for income taxes from continuing operations are as follows:

2002
Current provision: federal	$—
Current provision: state	2,936

Total current provision	2,936
Deferred provision: federal	—
Deferred provision: state	—

Total deferred provision	—

Total provision for income taxes from continuing operations	$2,936

Significant items making up deferred tax liabilities and deferred tax assets were as follows:

2002
Current deferred taxes:
Inventory	$391,563
Accounts receivable allowance	46,998
Technology licensed	231,984
Other accruals	365,960
Less: valuation allowance	(1,036,505)

Total current deferred tax assets	—

Long term deferred taxes:
Accelerated tax depreciation	53,868
Goodwill and intangibles	479,200
Tax credits	484,103
Operating loss carryforwards	1,844,460
Less: valuation allowance	(2,861,631)

Total long term deferred tax assets (liabilities), net	—

Total net deferred tax assets	$—

A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset due to the uncertainty of realization.

The Company had net operating loss carryforwards for federal income tax purposes of approximately $3,500,000 at December 31, 2002. These net operating loss carryforwards expire at various dates from 2012 through 2022. Included in this number are loss carryforwards of approximately $1,350,000 that were obtained through the acquisition of BioSeq, Inc. These carryforwards expire from 2012 through 2018. The Company had net operating loss carryforwards for state income tax purposes of approximately $10,500,000 at December 31, 2002. These net operating loss carryforwards expire at various dates from 2003 through 2022. Included in this number are loss carryforwards of approximately $2,000,000 that were obtained since the acquisition of BioSeq, Inc. These carryforwards expire from 2011 through 2018. Included in the net operating loss and credit carryforwards discussed above is a deferred tax asset of approximately $375,000 reflecting the benefit of deductions from the exercise of stock options. The benefit from this deferred tax asset will be recorded to additional paid-in capital when realized.

21

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

As of December 31, 2002, the Company had approximately $90,000 of alternative minimum tax credits, which do not expire, and $372,000 of federal research credits, which expire from 2011 to 2022.

The Company’s effective income tax rate from continuing operations for the year ended December 31, 2002 differs from the statutory federal income tax rate as follows:

2002
Federal tax (benefit) provision rate	(34%)
State tax (benefit) provision, net of federal benefit	(4%)
Non-cash deductions and other permanent items	2%
Valuation allowance	36%

Effective income tax (benefit) provision rate from continuing operations	0%

The Company’s federal income tax returns for fiscal years 1997 and 1998 have been examined by the Internal Revenue Service. The Company has agreed to a settlement of the audit covering these years. The Company believes the final computation of any assessment due will not have a material adverse effect on the accompanying financial statements.

(10) Commitments and Contingencies

Leases

The Company leases certain office space, repository, research and manufacturing facilities under operating leases with various terms through October 2007. All of the real estate leases include renewal options at either market or increasing levels of rent. In May 2000, the Company acquired laboratory equipment pursuant to a three-year capital lease at 12% financing, resulting in total payments of approximately $115,000 over the life of the lease agreement.

At December 31, 2002, future minimum lease payments under non-cancelable leases, excluding discontinued operations, is as follows:

Year Ended	Operating Leases	Capital Leases
2003	$1,179,000	$16,000
2004	1,212,000	—
2005	944,000	—
2006	916,000	—
2007 and thereafter	541,000	—

Total minimum lease payments	$4,792,000	16,000

Less amount representing interest		(3,000)

Present value of minimum lease payments		$13,000

22

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

The Company entered into a non-cancelable sublease agreement with a third party that expired January 2002. Rent expense, net of sublease income consisted of the following:

2002
Basic expense	$1,111,000
Sublease income	(14,000)

Rent expense, net	$1,097,000

In addition, as discussed further in Note 2, the Company is subject to future minimum lease payments in connection with the discontinued operations of its clinical laboratory segment of approximately $161,000, $161,000, and $94,000 in 2003, 2004, and 2005, respectively. The Company included an estimate of this remaining lease commitment in 2001 as part of the calculation of the gain on the sale of certain assets from the clinical laboratory segment.

The Company’s California and Maryland facility leases include scheduled base rent increases over the term of the lease. The amount of base rent payments is charged to expense using the straight-line method over the term of the lease. As of December 31, 2002, the Company has recorded a long-term liability of approximately $357,000, to reflect the excess of rent expense over cash payments since inception of the lease. In addition to base rent, the Company pays a monthly allocation of the operating expenses and real estate taxes for the California and Maryland facilities.

Royalty Commitments

The Company acquired in 1998 all the remaining common stock outstanding of BioSeq, a development stage company involved with PCT. In accordance with the provisions of a technology transfer agreement assumed in the transaction, the Company is obligated to pay, a 5% royalty on PCT net sales until March 2016. The Company announced the availability of its PCT products for commercial sale in the latter part of year 2002.

Guarantees

See Note 12 hereunder for further discussion of the Company’s limited guarantee and pledge agreement of a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by the President and Chief Executive Officer of the Company. In addition, BBI Clinical Laboratories, Inc., a discontinued operation, operated from a 15,000 square foot facility in New Britain CT pursuant to a lease which expires in July 2005 and which was guaranteed by the Company. In connection with the Company’s decision to exit this business segment, the Company has assumed the obligation to make the remaining lease payments, which is included in the Company’s estimate of remaining liabilities associated with discontinued operations (See Note 2).

23

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Indemnifications

In conjunction with certain transactions, the Company has agreed to indemnify the other parties with respect to certain liabilities related to the operation of the business. The scope and duration of such indemnity obligations vary from transaction to transaction. Where appropriate, an obligation for such indemnifications is recorded as a liability. Generally, a maximum obligation cannot be reasonably estimated. Other than obligations recorded as liabilities at the time of divestiture, historically the Company has not made significant payments for these indemnifications. The Company believes the estimated fair value of these agreements is minimal. Any indemnifications agreements are grandfathered under the provisions of FIN No. 45 as they were in effect prior to December 31, 2002. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2002.

(11) Stockholders’ Equity

Preferred Stock

In 1996, the Company authorized the issuance of 1,000,000 shares of preferred stock having a par value of $0.01. None of theses shares have been issued to date.

Common Stock

In December 2001, 600,000 shares of common stock were subscribed to and paid for by a group of investors for approximately $1,500,000. These shares were issued in the first quarter of 2002 and therefore were not included in the total shares outstanding as of December 31, 2001.

Shareholders Purchase Rights Plan

On March 3, 2003, the Company’s Board of Directors adopted a shareholder purchase rights plan and has declared a distribution of one Right for each outstanding share of the Company’s Common Stock to shareholders of record at the close of business on March 21, 2003. Initially, the Rights will trade automatically with the Common Stock and separate Right Certificates will not be issued.

The Rights Plan is designed to deter coercive or unfair takeover tactics and to ensure that all of the Company’s shareholders receive fair and equal treatment in the event of an unsolicited attempt to acquire the Company. The Rights Plan was not adopted in response to any effort to acquire the Company, and the Board is not aware of any such effort. The Rights will expire on February 27, 2013 unless earlier redeemed or exchanged. Each Right entitles the registered holder, subject to the terms of a Rights Agreement, to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock at a purchase price of $45.00 per one one-thousandth of a share, subject to adjustment. In general, the Rights will not be exercisable until a subsequent distribution date which will only occur if a person or group acquires beneficial ownership of 15% or more of the Company’s Common Stock or announces a tender or exchange offer that would result in such person or group owning 15% or more of the Common Stock. With respect to any person or group who currently beneficially owns 15% or more of the Company’s Common Stock, the Rights will not become exercisable unless and until such person or group acquires beneficial ownership of additional shares of Common Stock.

24

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

Subject to certain limited exceptions, if a person or group acquires beneficial ownership of 15% or more of the Company’s outstanding Common Stock or if a current 15% beneficial owner acquires additional shares of Common Stock, each holder of a Right (other than the 15% holder whose Rights become void once such holder reaches the 15% threshold) will thereafter have a right to purchase, upon payment of the purchase price of the Right, that number of shares of the Company’s Common Stock which at the time of such transaction will have a market value equal to two times the purchase price of the Right In the event that, at any time after a person or group acquires 15% or more of the Company’s Common Stock, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to purchase, upon payment of the purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the Right.

The Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). At any time prior to the time any person or group acquires 15% or more of the Company’s Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

Employee Stock Purchase Plan

In July 1999, the Company’s Board of Directors and shareholders approved the 1999 Employee Stock Purchase Plan. The Company adopted this plan, which allows eligible employees to purchase shares of the Company’s stock at 85% of market value as determined at the beginning and the end of the offering period. A total of 250,000 shares have been reserved for this plan. As of December 31, 2002, 33,499 shares had been issued under this plan.

Options and Warrants

In 1996, the Company’s Board of Directors and shareholders approved the adoption of the Employee Stock Option Plan (referred to herein as the “1996 Employee Stock Option Plan”). The purpose of the 1996 Employee Stock Option Plan is to provide increased incentives to employees of the Company to remain affiliated with the Company, to promote the success of the Company’s business and to associate more closely the interests of such persons with those of the Company through the granting of options to acquire the capital stock of the Company. Under the 1996 Employee Stock Option Plan, as amended in July 1999, an aggregate of 2,000,000 shares of common stock have been authorized for issuance upon exercise of non-qualified and incentive stock options granted under the Plan. Options may be granted to those employees of the Company who are employed a minimum of 20 hours per week.

In 1999, the Board of Directors and shareholders approved the adoption of the 1999 Non-Qualified Stock Option Plan which authorizes the issuance of up to 1,250,000 shares of common stock upon exercise of non-qualified stock options. The purpose of the 1999 Non-Qualified Stock Option Plan

25

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

is to attract and retain employees, directors, advisors and consultants and provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. Options under the 1999 Non-Qualified Stock Option Plan may be granted to employees, directors, advisers and consultants of the Company, capable of contributing significantly to the successful performance of the Company.

The 1996 Employee Stock Option Plan and the 1999 Non-Qualified Stock Option Plan are administered by a committee of the Board of Directors. The exercise price of options granted under these plans generally equals the fair market value of the stock at grant date. Generally, options become exercisable at the rate of 25% at the end of each of the four years following the anniversary of the grant. Options expire ten years from the date of grant, or 30 days from the date the grantee’s affiliation with the Company terminates.

At December 31, 2002, 1,764,163 shares were reserved for incentive stock options under the 1996 Employee Stock Option Plan, of which 874,876 are available for future grants. At December 31, 2002, 515,200 shares were reserved under both the 1987 Non-Qualified Stock Option Plan, which terminated in 1997, and the 1999 Non-Qualified Stock Option Plan of which 15,800 are available for future grants.

In November 1999, the Company sold 29,153 equity units to MDBio, Inc., a Maryland not-for-profit corporation. Each equity unit consists of one share of common stock and a warrant to purchase one share of common stock at a purchase price of $10.00. MDBio paid the Company $175,000 for the equity units and has until September 2003 to exercise the warrants.

On August 25, 2000, the Company entered into Securities Purchase Agreements providing for the issuance of $3,250,000 (face value) 3% Senior Subordinated Convertible Debentures due August 25, 2003. As of December 31, 2002, none of the 3% Senior Subordinated Convertible Debentures were outstanding. In connection with this transaction, the Company issued warrants, to purchase up to 135,556 shares of the Company’s common stock at an exercise price of $3.60 per share. As of December 31, 2002, warrants to purchase 135,556 shares of common stock remained outstanding. These warrants expire in August 2005.

The average fair value of options granted during 2002 is estimated as $1.97.

26

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

The Company has reserved shares of its authorized but unissued common stock for the following:

	Stock Options		Warrants
	Shares	Weighted Average price per share	Shares		Weighted Average price per share	Total Shares
Balance outstanding, 12/31/2001:	1,087,287	3.02	246,901		4.13	1,334,188

Granted	608,650	2.89	—		—	608,650
Exercised	(42,944)	2.89	(5,000	)**	2.74	(47,944)
Cancelled	(257,306)	2.76	(10,000)		4.25	(267,306)

Balance outstanding, 12/31/2002:	1,395,687	3.01	231,901		4.40	1,627,588

Exercisable	557,722		231,901			789,623

**	Includes a net exercise of 5,000 warrants for which 924 shares of the Company's common stock were issued.

The following table summarizes information concerning options outstanding and exercisable as of December 31, 2002:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
0.00 - 2.50	8.0	276,762	2.50	104,549	2.50
2.51 - 3.00	9.3	458,350	2.68	89,673	2.67
3.01 - 3.50	6.5	512,175	3.18	253,175	3.25
3.51 - 4.00	6.6	26,400	4.00	14,200	4.00
4.01 - 4.50	6.7	94,500	4.33	68,625	4.31
4.51 - 5.00	0.2	25,000	4.68	25,000	4.68
5.01 - 5.50	—	—	—	—	—
5.51 - 6.00	—	—	—	—	—
6.01 - 7.00	3.2	2,500	7.00	2,500	7.00

0.00 - 7.00	7.6	1,395,687	3.01	557,722	3.25

The total number of options exercisable as of December 31, 2002 was 557,722. The weighted average exercise price of options exercisable as of December 31, 2002 was $3.25.

(12) Related Party Transaction/Subsequent Event

As of December 31, 2001, the Company had entered into a one year loan of $525,000 to Richard T. Schumacher, a Director and the Company’s current President and Chief Executive Officer, renewable at the Company’s option, and collateralized by 90,000 of Mr. Schumacher’s shares of Boston Biomedica common stock. This loan constituted an increase from the $350,000 that had been loaned as of September 30, 2001. Interest on the loan was payable monthly at the annual rate of 7%. As of December 31, 2001, the loan was shown on the balance sheet as a decrease to stockholders equity. In January 2002, the principal of the loan was repaid in full with a portion of the proceeds of the loans described in the next sentence. The Company’s loan was replaced by the Company’s limited guarantee

27

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

and pledge of a $1,000,000 interest bearing deposit at a financial institution to secure the Company’s limited guarantee of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. The loans are personally guaranteed by Mr. Schumacher. The Company’s pledge is secured by a junior subordinated interest in the collateral provided by Mr. Schumacher to the financial institution. Such collateral originally include certain of his real property and all of his Company common stock. The Company’s original loan and subsequent pledge of $1,000,000 were made to assist Mr. Schumacher in refinancing indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Company common stock on the open market to satisfy his debts. The Company’s Board of Directors and, with respect to the decision to pledge the $1,000,000 cash collateral, a special committee of the independent directors, evaluated a number of options and concluded that the original loan to Mr. Schumacher and the subsequent pledge were the best option and in the best interests of the Company’s stockholders in the belief that it would, among other things, avoid selling pressure on the Company’s common stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company. The Company has reflected the $1,000,000 pledge as restricted cash on its December 31, 2002 balance sheet. In January 2003, the $1,000,000 escrow account was used to satisfy the Company’s limited guaranty obligation to the financial institution. The Company has now satisfied its obligation under the limited guaranty and pledge with the financial institution through the financial institution’s calling of the Company’s pledged cash. The Company continues to maintain its junior interest in collateral pledged by Mr. Schumacher to the financial institution. The collateral originally included certain of Mr. Schumacher’s real estate holdings and all of his Company common stock. The Company originally reflected the $1,000,000 pledge as restricted cash on its balance sheet until the cash was used to satisfy the Company’s limited guaranty in January 2003 and since then has reflected a $1,000,000 loan receivable on its balance sheet in stockholders equity.

As of September 30, 2004, the Company evaluated the recoverability of the $1,000,000 loan receivable (excluding $113,546 of accrued interest owed to the Company as of September 30, 2004 associated with this loan) from Mr. Schumacher. The Company maintains a junior interest in the collateral, which consists of common stock of the Company. When considering the adequacy of the collateral, the Company considered the Company’s $1,000,000 loan receivable as well as the balance of a loan outstanding ($484,334 as of September 30, 2004) between an entity controlled by Mr. Schumacher with the financial institution; the fact that the Company has a junior position in the remaining collateral associated with that loan; as well as the liquidity and net realizable value of the remaining assets underlying the collateral.

(13) Subsequent Events

A. Frederick Lease

On March 1, 2004, the Company entered into an eleven year lease agreement with an existing landlord for approximately 65,160 sq ft of new repository space located in Frederick, MD; this lease is scheduled to take effect in two stages, August 1, 2004 and August 1, 2005. Assuming occupancy of the new facility by the Company on August 1, 2004, the landlord has agreed to terminate in full the Company’s remaining obligations pursuant to an existing facility lease which was scheduled to terminate in November 2006. Incremental minimum lease payments pursuant to the new lease (which are net of

28

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

savings associated with the concurrent termination of the existing lease) would amount to $55,900 in year 2004, $885,000 in years 2005-2006, $1,755,000 in years 2007-2008, and $6,563,000 thereafter.

B. Environmental Matters

In late 2003, the Company received correspondence addressed to Source Scientific, Inc. originating from the U.S. Environmental Protection Agency (“EPA”). In 1997, the Company acquired certain assets and liabilities of Source Scientific, Inc. The correspondence identifies Source Scientific, Inc. as having potential liability for waste disposal by a purported predecessor entity. The Company has not yet determined if it actually has liability for this matter, however should the Company and the EPA agree on resolution of this matter, it is estimated that such costs could range from a minimal amount up to $31,000.

C. Assets and Liabilities Transferred Under Contractual Arrangements

In June 2004, the Company completed the sale of substantially all of the assets as well as selected liabilities of BBI Source Scientific, Inc. (the Company’s laboratory instrumentation division) to Source Scientific, LLC, an entity owned 35% by Mr. Richard W. Henson, 35% by Mr. Bruce A. Sargeant, and 30% by the Company (the “Source Scientific Agreement”). Under the Source Scientific Agreement, the Company received notes receivable in the aggregate amount of $900,000 (the “Notes”), plus accrued interest, payable at the end of three years. The Source Scientific Agreement provides for discounts on the Notes in the event of an early payoff. As part of the Source Scientific Agreement, Source Scientific, LLC will provide engineering, manufacturing, and other related services for the Company’s pressure cycling technology (“PCT”) products until September 30, 2005. The Source Scientific Agreement also offers Mr. Henson and Mr. Sargeant the opportunity to purchase the Company’s 30% ownership interest in Source Scientific, LLC until May 31, 2007 at an escalating premium (10-50%) over the Company’s initial ownership value, provided that they have first paid off the Notes in their entirety. Although the Company expects the promissory notes to be paid in full by Mr. Henson and Mr. Sargeant, the repayment of the promissory notes may be viewed as being dependent on the future successful operations of the business of Source Scientific, LLC. In addition, despite the Company’s intent to exit the laboratory instrumentation business, the Company may be viewed as having a continuing involvement in the business of Source Scientific, LLC due to the fact that the Company has the right to designate one or potentially three members of the Board of Managers and the Company had guaranteed the facility lease payments until January 31, 2005. Because of these factors, even though the transaction is treated as a divestiture for legal purposes, the Company will not recognize the transaction as a divestiture for accounting purposes in accordance with SEC SAB Topic 5E, Accounting for Divestiture of a Subsidiary or Other Business Operation. In accordance with SAB Topic 5E, the Company will, subsequent to the sale date, record the assets and liabilities associated with the Source Scientific, LLC operation on the consolidated balance sheet under the captions “Assets transferred under contractual arrangements” and “Liabilities transferred under contractual arrangements” and will record a charge to income under the caption “Other operating credits and charges, net “ in the consolidated statement of operations equal to the amount of the loss attributable to the business of Source Scientific for the respective periods presented. In accordance with SAB Topic 5E, the Company will continue this accounting treatment until circumstances have changed or until the net assets of the Source Scientific, LLC business have been written down to zero (or a net liability is recognized in accordance with GAAP).

29

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

D. BBI Diagnostics and BBI Biotech Segments

On September 14, 2004, the Company completed the sale of substantially all of the assets and selected liabilities of its BBI Diagnostics and BBI Biotech divisions, previously classified as assets and liabilities held for sale as of June 30, 2004, to SeraCare pursuant to the Asset Purchase Agreement, for a purchase price of $30 million in cash of which $27.5 million was paid at the closing and the remaining $2.5 million was deposited in escrow pursuant to an escrow agreement expiring in March 2006. The purchase price is subject to increase or decrease on a dollar-for-dollar basis if the net asset value (as defined in the Asset Purchase Agreement) of the assets sold as of the closing date is greater or less than $8.5 million. The transaction was approved by the Company’s stockholders at a special meeting of stockholders held on September 14, 2004. In connection with the transactions contemplated by the Asset Purchase Agreement, at the stockholders meeting held on September 14, 2004, the Company’s stockholders also approved an amendment to the Company’s Restated Articles of Organization to change the Company’s name to Pressure BioSciences, Inc. The Articles of Amendment to change the Company’s name to Pressure BioSciences, Inc. became effective on September 14, 2004.

The assets sold included all accounts and notes receivable, contract rights, owned and leased real property, fixtures and equipment, inventory, intellectual property and books and records that relate to the BBI Diagnostics and BBI Biotech business units (such business units are collectively referred to herein as the “BBI Core Businesses”). The assets sold also included the owned real property located at 375 West Street, West Bridgewater, MA. The Company retained all of its assets not relating to the BBI Core Businesses, including: all assets relating to the Company’s pressure cycling technology activities; intercompany receivables and payables; a $1.0 million loan receivable plus accrued interest from Richard T. Schumacher, the Company’s President and Chief Executive Officer; its passive stock ownership interest in Panacos Pharmaceuticals, Inc.; its 30% ownership interest in Source Scientific, LLC, a newly formed limited liability company which recently purchased substantially all of the assets of BBI’s Source Scientific business unit; promissory notes in the aggregate principal amount of $900,000 from the principals of Source Scientific, LLC; and all of its cash and cash equivalents.

Following the closing of the sale to SeraCare, the Company’s operations consist primarily of its PCT operations. Pursuant to a transition services agreement entered into between SeraCare and the Company at the closing, SeraCare has agreed to provide the Company with access to specified office space at the Company’s former facilities located in West Bridgewater, MA and Gaithersburg, MD and the use of certain laboratory equipment in Gaithersburg, MD, for a period of one year following the closing. The Company also has limited access to the services of certain of SeraCare’s employees for a period of one year following the closing.

The Company has recorded a gain of $15,868,025 net of estimated taxes of $3,925,200 in the third quarter of 2004. This gain is subject to post closing adjustments, including any adjustments resulting from an increase or decrease of the net asset value of the assets sold to SeraCare. The Company expects to utilize approximately $3,800,000 of prior period net operating loss carryforwards, previously reserved for by the Company, to partially offset the tax effect of this gain.

30

BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

On November 14, 2004, in accordance with the terms of the Asset Purchase Agreement between the Company, BBI Biotech Research Laboratories, Inc. and SeraCare, SeraCare delivered the closing balance sheet, which reflected a deficiency of approximately $3.1 million when compared to the target net asset value of $8.5 million. Based on the Company’s calculation, the closing net asset value was estimated to be approximately $8.6 million. Accordingly, the Company objected to certain calculations contained in the closing balance sheet, including, without limitation, SeraCare’s calculation of accounts receivable and inventory. The Company does not believe that the closing balance sheet was prepared by SeraCare in accordance within the terms of the Asset Purchase Agreement. The Company is in the process of re-asserting and supporting its position as to the value and quality of the assets transferred. To the extent the Company is not successful in defending its position on the $3.1M deficiency shown by SeraCare, any amount of such deficiency paid to SeraCare will have an unfavorable impact on earnings reported and will reduce the $2.5M escrow balance and may otherwise have a material adverse effect on the Company.

On November 22, 2004, SeraCare and the Company entered into an agreement pursuant to which the Company and SeraCare agreed that (i) all disputes other than disputes relating to accounts receivable will be determined in accordance with the dispute resolution provisions contained in the Asset Purchase Agreement, (ii) disputes regarding accounts receivable will be resolved by permitting SeraCare to recover the amount of the receivable for identified accounts receivable that have not been collected within 90 days of the invoice date for domestic receivables and 180 days of the invoice date for international receivables, (iii) any adjustment amount determined to be due to SeraCare for accounts receivable or other matters will first be paid out of the $2.5 million of the purchase price being held in escrow and any amounts in excess of the escrowed amount shall be paid by the Company directly, and (iv) the Company will be entitled to directly attempt to collect any receivables for which SeraCare receives credit for under the escrow or from the Company directly. On December 17, 2004, the Company agreed to settle a dispute concerning accounts receivable collectibility and agreed to release $410,000 of the escrow in conjunction with this agreement.

E. Tender Offer

On December 27, 2004, the Company commenced an issuer tender offer to purchase up to 5,500,000 shares of its common stock at a price of $3.50 per share. The Company expects to use up to $19.25 million of the after-tax net proceeds from the Asset Sale to purchase shares of its common stock tendered in the tender offer. The Company’s objective continues to be to provide its stockholders with the opportunity to obtain liquidity for their shares of common stock at a fair price, while at the same time will permit the Company to maintain sufficient cash to run the Company’s pressure cycling technology business through March 2006. The Company believes that the approximately $2.35 million in cash remaining at the completion of the tender offer will be sufficient to fund its pressure cycling technology operations through March 2006.

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BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

(14) Selected Quarterly Financial Data (Unaudited) (Amounts in thousands, except for per share data)

2002	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Total revenue	$4,953	$5,856	$5,876	$6,080
Gross profit	1,885	2,378	2,018	2,221
(Loss) income from continuing operations	(887)	(294)	(567)	35
Income from discontinued operations	—	—	225	—

Net income (loss)	$(887)	$(294)	$(342)	$35

Income (loss) per share from continuing operations, basic & diluted	(0.14)	(0.04)	(0.08)	0.01
Income per share from discontinued operations, basic & diluted	—	—	0.03	—

Net income (loss) per share, basic & diluted	$(0.14)	$(0.04)	$(0.05)	$0.01

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Report of Independent Registered Public Accounting Firm

To the Board of Directors

Pressure Biosciences, Inc. and Subsidiaries

(formerly Boston Biomedica, Inc. and Subsidiaries)

We have audited the accompanying consolidated balance sheet of Boston Biomedica, Inc. and Subsidiaries (the “Company”), as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Boston Biomedica, Inc. and Subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WEINBERG & COMPANY, P.A.

Boca Raton, Florida
December 10, 2004 (Except for Note 13 (D) and (E)
as to which the date is December 27, 2004)

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